SUBLEASE

Between

ADVANCE MAGAZINE PUBLISHERS INC. D/B/A CONDÉ NAST, Sublandlord

And

AMBAC ASSURANCE CORPORATION, Subtenant

Premises:
The Entire 41st Floor
One World Trade Center
New York, New York

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Clean cc AMBAC
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Page

1.	Demise; Term 1

2.	Fixed Rent. 3

3.	Additional Rent 4

4.	Use 6

5.	Quiet Enjoyment 6

6.	Services ………………………………………………………………………………….. 6

7.	Incorporation; Lease. 7

8.	Remedies. 8

9.	Termination of Lease 8

10.	Subordination 9

11.	Assignment and Subleasing 9

12.	Sublandlord's Obligations 17

13.	Broker 18

14.	Holdover 19

15.	Insurance 20

16.	Condition of the Premises 20

17.	Merger 20

18.	Notices 20

19.	Consents 22

20.	Delivery of Possession…………………………………………………………………22

21.	Damage by Fire or Other Cause; Condemnation 23

22.	Security 23

23	Alterations Work Allowance; 25

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(continued)
Page

24	Furniture, Fixtures and Equipment 28

25	Condenser Water 28

26	Loading Dock; Freight Elevators 29

27	Core and Shaft Space 29

28	Signage 29

29	INTENTIONALLY OMITTED. 29

30	Termination Option 29

31	Cafeteria 30

32	Access 30

33	Governmental Incentives 30

34.	Communications 31

35.	Authority 31

36.	ACP5 31
37. Sustainability………………………………………………………………………………31
38. Definitions………………………………………………………………………………... 31
39. Consequential Damages …………………………………………………………………. 31
40. Counterparts; Original Agreement ……………………………………………………… 31

EXHIBITS:
Exhibit A - Premises………………………………………………………………………… 33
Exhibit B - Excluded Provisions…………………………………………………………….34-36
Exhibit C - Form of Letter of Credit ………………………………………………………..37-39
Exhibit A to Letter of Credit …………………………………………………………………..40

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(continued)
Page

Exhibit B to Letter of Credit …………………………………………………………………41-43
Exhibit C-1 - BNY Mellon National Association Letter of Credit …………………………44-46
Exhibit D - FF&E ……………………………………………………………………………..47
Exhibit E - INTENTIONALLY OMITTED ……………………………………………….. . 48
Exhibit F – Subtenant’s Work ………………………………………………………………… 49
Exhibit G – Competitors List …………………………………………………………………. 50
Exhibit H – Signage ……………………………………………………………………………51

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SUBLEASE

SUBLEASE (this “Sublease”), dated as of January ______, 2019, between ADVANCE MAGAZINE PUBLISHERS INC. D/B/A CONDÉ NAST, a New York corporation, having an office at One World Trade Center, New York, New York 10048 (“Sublandlord”), and AMBAC ASSURANCE CORPORATION, a Wisconsin stock insurance company, having an office at One State Street Plaza, New York, New York 10004 (“Subtenant”).
W I T N E S S E T H:
WHEREAS, Sublandlord is the lessee under a certain Lease, dated May 25, 2011 (as amended, the “Lease”), with WTC Tower 1 LLC, as landlord (“Prime Lessor”), and Sublandlord, as tenant, which Lease demises the premises (the “Prime Leased Premises”) covering the entire 20th through 44th floors and certain below grade space in the building known as One World Trade Center or 1 World Trade Center, New York, New York (the “Building”); and
WHEREAS, Subtenant desires to sublet (a) the entire 41st floor of the Building, as more particularly shown on Exhibit A annexed hereto (the “Premises”) from Sublandlord, and Sublandlord is willing to sublet the same to Subtenant, on the terms and conditions hereinafter set forth;
WHEREAS, terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Lease;
NOW, THEREFORE, Sublandlord and Subtenant agree as follows:
1.Demise; Term    . (i) Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises for a term (the “Term”) to commence on the later to occur of (a) the date Sublandlord and Subtenant receive Prime Lessor’s written consent to this Sublease, which expressly provides in accordance with Article 11(a)(viii) below, for Prime Lessor’s advanced consent to any assignments and subleases effectuated pursuant to Articles 11(a)(ii) and (a)(iii) below and is otherwise in form reasonably satisfactory to Sublandlord and Subtenant, (b) the date Sublandlord tenders possession of the Premises to Subtenant in the condition required in Article 16 of this Sublease, and (c) April 1, 2019 (the later of such dates in clauses (a), (b) and (c) is called the “Commencement Date”) and to expire (unless sooner terminated in accordance with this Sublease or applicable law) on January 31, 2030 (the “Expiration Date”), both dates inclusive.
(ii) (a) Sublandlord shall have no liability to Subtenant for failure to cause the Commencement Date to occur on or before any particular date, except as expressly set forth in this Article 1(ii) nor shall the validity of this Sublease be impaired, except as expressly set forth in this Article 1(ii) or as otherwise expressly set forth in this Sublease. If the Commencement Date has not occurred on or before: (I) May 1, 2019 (as such date may be extended on a day for day basis for each day of Force Majeure (as defined below) (the “Outside Date”), then the Rent Commencement Date shall be extended accordingly beyond the date the Rent Commencement Date

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would otherwise have occurred so that Subtenant shall be entitled to an additional rent abatement for each and every day (or partial day) of such delay as follows: (x) one day for each of the first 31 days from and after the Outside Date that the Commencement Date does not occur and (y) two days for each of the next 123 days from and after the Outside Date that the Commencement Date does not occur; (II) October 1, 2019 (as such date may be extended on a day for day basis for each day of Force Majeure, the “First Cash Payment Date”), Sublandlord shall make a one-time payment to Subtenant, within 5 business days of the First Cash Payment Date, inclusive of such date, time being of the essence, equal to $250,000.00; (III) November 1, 2019 (as such date may be extended on a day for day basis for each day of Force Majeure, the “Second Cash Payment Date”), then Sublandlord shall make a one-time payment to Subtenant, within 5 business days of the Second Cash Payment Date, inclusive of such date, time being of the essence, equal to $250,000.00, and (IV) December 1, 2019 (as such date may be extended on a day for day basis for each day of Force Majeure, the “Third Cash Payment Date”), then Sublandlord shall make a one-time payment to Subtenant, within 5 business days of the Third Cash Payment Date, inclusive of such date, time being of the essence, equal to $250,000.00. For purposes of clarification and not in limitation of the foregoing, the parties acknowledge that the Rent Commencement Date shall not be postponed, and Sublandlord shall have no obligation to make the cash payments set forth in this Article 1(ii)(a), if applicable, to the extent and only to the extent that any delay of the Commencement Date is due solely to a Force Majeure event or a delay due to obtaining Prime Lessor’s consent beyond the period of time provided for delivery of such consent or denial of such consent set forth in Section 8.01(D) of the Lease.

(b) In addition to, and without limitation of the terms of Article 1(ii)(a) above, if the Commencement Date has not occurred for whatever reason on or before: (I) July 1, 2019, then Subtenant shall have the right to terminate this Sublease by giving notice thereof to Sublandlord at any time from July 1, 2019 through July 31, 2019 (provided that the Commencement Date has not occurred on or before the date that Subtenant gives such notice), time being of the essence, (II) September 1, 2019, then Subtenant shall have the right to terminate this Sublease by giving notice thereof to Sublandlord at any time from September 1, 2019 through September 30, 2019 (provided that the Commencement Date has not occurred on or before the date that Subtenant gives such notice), time being of the essence, or (III) January 1, 2020, then Subtenant shall have the right to terminate this Sublease by giving notice thereof to Sublandlord at any time from and after January 1, 2020 (provided that the Commencement Date has not occurred on or before the date that Subtenant gives such notice), and in any such case, this Sublease shall terminate on the date which is the 7th business day after the date such termination notice is given by Subtenant to Sublandlord; provided, that any notice of termination delivered by Subtenant to Sublandlord pursuant to clause (I) or (II) of this Article 1(ii)(b), shall be null and void and of no further force or effect if the Commencement Date shall have occurred prior to the 7th business day after the date Subtenant has delivered such termination notice to Sublandlord.

(c) In addition to the foregoing and without limitation of the terms of Article 1(ii)(a) and (b) above, if on or after April 1, 2019 the Commencement Date has not occurred as a result of Force Majeure, Sublandlord and Subtenant shall each have the right to terminate this Sublease by giving notice thereof to the other party at any time from and after April 1, 2019, in which case

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this Sublease shall terminate, effective as of the date that Sublandlord or Subtenant, as applicable, delivers such termination notice to the other party.

(d) If Subtenant terminates this Sublease pursuant to the terms of Article 1(ii)(b) or (c) above or either party terminates this Sublease pursuant to the terms of Article 1(ii)(c) above, from and after the date of termination, neither party shall have any further obligations to the other under this Sublease; provided that (A) if Subtenant exercises Subtenant’s right to terminate this Sublease from and after January 1, 2020 or either party exercises its right to terminate this Sublease from and after April 1, 2019, in any such case, in accordance with the terms of Articles 1(ii)(b) and (c), respectively, Sublandlord shall promptly pay to Subtenant (and in no event later than 5 business days from the date of such termination) any theretofore accrued and unpaid amounts Sublandlord was obligated to pay Subtenant pursuant to Articles 1(ii)(a)(II)-(IV) above; and (B) Sublandlord shall promptly refund to Subtenant (and in no event later than 5 business days from the date of such termination) (x) the first monthly installment of Fixed Rent paid to Sublandlord concurrently with the execution of this Sublease, and (y) the Security Deposit (as defined below) theretofore deposited with Sublandlord. For purposes of clarification, nothing in this Article 1(ii) shall limit Sublandlord’s right to terminate the Prime Lease pursuant to the exercise of a termination right provided for in the Lease as a result of a casualty or taking or Subtenant’s right to terminate this Sublease pursuant to the exercise of a termination right provided for in this Sublease in the event of a Force Majeure constituting a casualty or condemnation with respect to the Premises.

(e) For purposes of this Article 1(ii), the term “Force Majeure” shall mean Sublandlord’s inability to deliver the Premises to Subtenant in the condition required pursuant to Article 16 of this Sublease to the extent and solely due to (A) enemy or terrorist action, (B) acts of God, (C) natural disasters, (D) government regulations imposed after the date hereof, (E) Building-wide strikes or labor disputes (as distinguished from a labor dispute that Sublandlord may have with a service provider), (F) casualty, or (G) any other event outside of Sublandlord’s control that prevents access to the Building and/or the Premises for any extended period of time. Each party shall give to the other party notice of any Force Majeure within 3 business days (or, in the case of a Force Majeure described in clauses (A)-(C), such longer period of time as may be necessary to the extent such Force prevents delivery of such notice) after knowledge of such Force Majeure.

(f) The provisions of this Article 1(ii) shall be Subtenant’s sole and exclusive remedies if the Commencement Date does not occur on or before any particular date and shall survive the termination of this Sublease. This Article 1(ii) is intended to control in the event of any conflict with Article 20 below and shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

2.Fixed Rent.     (%3) Subtenant shall pay to Sublandlord a fixed basic rent (“Fixed Rent”) as follows:

(A)	for the period commencing on the Rent Commencement Date (as defined below) and ending on the day immediately preceding the fifth

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(5th) anniversary of the Rent Commencement Date, at the rate of $2,534,058 per annum, payable in equal monthly installments of $211,171.50 (i.e., $54.00 per rentable square foot);

(B)
for the period commencing on the fifth (5th) anniversary of the Rent Commencement Date and ending on the Expiration Date, at the rate of $2,768,693.04 per annum, payable in equal monthly installments of $230,724.42 (i.e. $59.00 per rentable square foot) of;

(b)    Subtenant shall pay the Fixed Rent in equal monthly installments in advance commencing on the Rent Commencement Date and with each monthly installment to be received by Sublandlord not later than the third business day prior to the first day of each month thereafter during the Term, except that Subtenant shall pay the first monthly installment of Fixed Rent due hereunder upon the execution hereof. Subtenant shall make all payments of Fixed Rent and Additional Rent (as hereinafter defined to Sublandlord by ACH transfer or wire transfer of immediately available Federal Reserve Funds to an account at a bank specified in a written notice to Subtenant, containing all necessary wiring instructions, or at such other place as Sublandlord may designate in writing, without demand (except as expressly provided) and without any abatement, set-off or deduction whatsoever. Upon or prior to the execution of this Sublease, Sublandlord will supply its wiring instructions to Subtenant.

(c)    If the Commencement Date, Rent Commencement Date or Expiration Date occurs on a day other than the first (1st) day of a calendar month (in the case of the Commencement Date or the Rent Commencement Date) or the last day of a calendar month (in the case of the Expiration Date), the Fixed Rent and Additional Rent the partial calendar month in which the Commencement Date, Rent Commencement Date or Expiration Date, as the case may be, occurs shall be prorated. Any apportionments or prorations of Fixed Rent or Additional Rent to be made under this Sublease on an annualized basis shall be computed on the basis of a 365(6)-day year, and any apportionments or prorations of monthly Fixed Rent or Additional Rent shall be made on the basis of the actual number of days contained in the applicable month.

(%3)    “Rent Commencement Date” means the date occurring in the tenth (10th) month after the Commencement Date that is the same numerical date in the month as the Commencement Date (except that if no same numerical date shall exist in such tenth (10th) month, the Rent Commencement Date shall be the first day of the eleventh (11th) month), as such date may be extended as provided in Article 1 of this Sublease.

3.Additional Rent.     (%3)    Subtenant shall pay to Sublandlord, as additional rent, the following (collectively, “Additional Rent”):

(i)    Subtenant’s Share (as hereinafter defined) of all amounts which are payable by Sublandlord pursuant to Section 4.05 of the Lease, but only to the extent such amounts exceed the amounts finally determined to be payable under Section 4.05 of the Lease for calendar year 2019 (i.e., one half of the aggregate amount payable by Sublandlord with respect to the period commencing on July 1, 2018 and ending on June 30, 2019 plus one-half of the aggregate amount payable by

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Sublandlord with respect to the period commencing on July 1, 2019 and ending on June 30, 2020 (the “Sublease Tax Base Year”);
(ii)    Subtenant’s Share of all amounts which are payable by Sublandlord pursuant to Section 4.03 of the Lease, but only to the extent such amounts exceed the amounts finally determined to be payable under Section 4.03 of the Lease for calendar year 2019 (the “Sublease Operating Expense Base Year”);
(iii)    Subtenant’s Share of all amounts which are payable by Sublandlord pursuant to Section 4.04 of the Lease, but only to the extent such amounts exceed the amounts finally determined to be payable under Section 4.04 of the Lease for calendar year 2019 (the “Sublease CAM Base Year”);
(iv)    All amounts which are payable by Sublandlord, without markup and taking into account all discounts available to, and actually received by Sublandlord (which, if not received, Sublandlord will use reasonable efforts to pursue its right to receive same), pursuant to Article 7 of the Lease on account of electricity supplied to the Premises only from and after the Commencement Date and throughout the Term of this Sublease (it being acknowledged that Sublandlord shall separately submeter the Premises prior to the Commencement Date); and
(v)    The amount of any other charge, fee, cost, sum or expense, without duplication or markup and taking into account all discounts available to Sublandlord, which Sublandlord actually pays or incurs with respect to the Premises, from and after the Commencement Date and throughout the Term of this Sublease, for the provision of, or in connection with, any services or supplies requested by Subtenant with respect to the Premises (or any part thereof).
“Subtenant's Share” means, from time to time during the Term of this Sublease, the fraction (expressed as a percentage) having as its numerator the number of rentable square feet comprising the Premises (which shall be deemed to be 46,927 rentable square feet on the Commencement Date) and as its denominator the number of rentable square feet then comprising the Prime Leased Premises (which shall be deemed to be 1,194,365 rentable square feet on the Commencement Date). As of the date of this Sublease, Subtenant’s Share is 3.929%.
(b)    Subtenant shall pay any commercial rent or occupancy tax with regard to the Premises only either to the taxing authority, or, if appropriate, to Sublandlord, as Additional Rent, at least five (5) business days before the due date of each and every such tax payment to the taxing authority or within ten (10) business days of receipt of an invoice therefor from Sublandlord.
(c)    Except as otherwise set forth herein, all payments of Additional Rent shall be paid by Subtenant to Sublandlord within ten (10) business days after Sublandlord's demand therefor.
4.Use    . The Premises shall be used only for general and executive offices in connection with Subtenant's business, and for uses incidental thereto permitted under the terms

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of the Lease including, without limitation, pursuant to Article 5.05 of the Lease (except for such uses excluded from incorporation by reference into this Sublease pursuant to Article 7 below) and for no other purpose.
5.    Quiet Enjoyment. So long as Subtenant is not in default beyond any notice and cure period, Subtenant shall peaceably and quietly have, hold and enjoy the Premises during the Term of this Sublease without hindrance, ejection, molestation, or interruption, subject to the provisions and conditions of the Lease (to the extent incorporated by reference herein) and this Sublease.
6.    Services    . (a) Sublandlord represents and warrants as of the date hereof that electric service is furnished to the Premises at a minimum capacity of no less than six (6) watts connected load per usable square foot of the Premises (exclusive of base Building HVAC and other Building systems). Subtenant’s consumption of electricity shall be measured by a submeter, which shall be installed in the Premises by Sublandlord at Sublandlord’s sole cost and expense prior to the Commencement Date, and shall be billed to Subtenant in accordance with the terms of Article 3(iv) hereof. During the Term of this Sublease, Subtenant may, no more than once every twelve (12) months, request that Sublandlord review and confirm the accuracy of such submeter, which review, the expense of which to be shared equally between Sublandlord and Subtenant to the extent paid by Sublandlord, shall be conducted by an independent testing agency or laboratory reasonably acceptable to Subtenant. If the results shall disclose that the submeter is inaccurate, such submeter shall be repaired or replaced by Sublandlord, at its sole cost and expense. Sublandlord and Subtenant shall make a retroactive adjustment of the electric payments which have been made based on such inaccurate electric submeter.
(b)    Upon request of Subtenant, after hours HVAC service shall be provided to the Premises at a rate of $44.54 per floor per hour, subject to escalations pursuant to Article 6 of the Lease.
(c)    Sublandlord hereby represents and warrants that, as of the Commencement Date, the Premises shall be serviced by the two (2) existing HVAC supplemental units and such supplemental units shall be delivered in their “as is” condition as of the date hereof, reasonable wear and tear excepted.
(d)    Cleaning services shall be provided at the Premises pursuant to the specifications set forth in Exhibit H of the Lease.
(e)    Subtenant shall, during the Term of this Sublease, comply with the terms of the security provisions of the Lease (including Exhibit AA), and may, at its election, subject to Prime Lessor’s consent, and to Sublandlord’s consent, which as to Sublandlord’s consent shall not be unreasonably withheld or delayed, install its own security system within the Premises provided the same is compatible with Prime Lessor’s Building-wide security system and Subtenant complies with the terms of the Lease.
(f)    Subject to Article 12 of this Sublease, Sublandlord hereby represents and warrants that Subtenant shall be entitled hereunder to receive the same services, repair, maintenance and restoration obligations that Prime Lessor has agreed to provide pursuant to the Lease with respect to the Premises throughout the Term.

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7.    Incorporation; Lease.      (%3) Except as may be inconsistent with or otherwise modified by the terms of this Sublease, all of the terms, covenants and conditions of the Lease are hereby made a part of this Sublease with the same force and effect as if fully set forth at length herein and the term “Landlord” in the Lease shall mean Sublandlord herein and the term “Tenant” in the Lease shall mean Subtenant herein and the term “Demised Premises” or “Premises” in the Lease shall mean Premises herein and the term “Lease” in the Lease shall mean this Sublease. Without limiting the generality of the foregoing, Sublandlord and Subtenant acknowledge that the provisions of the Lease set forth on Exhibit B attached hereto and made a part hereof, are inconsistent with the terms of this Sublease and therefore are excluded from the incorporation by reference of the Lease into this Sublease or modified as described thereon. For the avoidance of doubt, this Sublease is subject in all respects to the terms of the Lease, whether or not such terms thereof are incorporated by reference herein (however, it being understood that the provisions and documents excluded on Exhibit B hereto are not incorporated by reference herein). In any case where the consent or approval of Prime Lessor under the Lease is required, Sublandlord's consent shall also be required hereunder. Sublandlord represents and warrants that it has delivered to Subtenant a true, complete and correct copy of the Lease (with certain immaterial economic and other immaterial terms redacted). Subtenant represents that it has read and is familiar with the terms of the Lease that Sublandlord has provided to Subtenant.
(a)    Except as otherwise provided herein, the time limits contained in the Lease for the giving of notices, making payments or demands or performing of any act, condition or covenant on Sublandlord's part, as tenant thereunder, are changed for the purposes of incorporation herein by reference by shortening same in each instance by five (5) days, so that Subtenant shall have a lesser time to observe or perform under this Sublease than Sublandlord has under the Lease. In no event, however, shall Subtenant have less than two (2) business days to so observe or perform. If Sublandlord or Subtenant receives any notice or demand from Prime Lessor relating to this Sublease or the Premises or Subtenant receives any notice or demand from Prime Lessor under the Lease, said party shall promptly give a copy thereof to the other.
(b)    Subject to the provisions of Article 7(a) of this Sublease and except as otherwise specifically provided herein, Subtenant shall comply with all of the terms, covenants and conditions of the Lease on the part of tenant therein named to be performed thereunder with respect to the Premises.
(c)    Performance by Prime Lessor under the Lease shall be deemed, and accepted by Subtenant as, performance by Sublandlord under this Sublease. Subject to the provisions of Article 12 below, Sublandlord shall not be responsible for any breach of the Lease by Prime Lessor or any nonperformance or noncompliance with any provision thereof by Prime Lessor, including, without limitation, the failure of Prime Lessor to provide any services, utilities and/or repairs unless such breach, nonperformance or noncompliance is caused solely by Sublandlord’s acts or omissions where there is a duty by Sublandlord to act under the Lease. Sublandlord makes no representation that Prime Lessor will provide any or all of the services, utilities and/or repairs referred to and incorporated by reference into this Sublease.

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(d)    Sublandlord and Subtenant each hereby covenant that they shall not do nor permit anything to be done which would violate or breach the terms and provisions of the Lease or cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Lease.
(e)    Whenever this Sublease provides that Subtenant indemnify Sublandlord, the term “Sublandlord” shall be deemed to include Tenant Guarantor. As of the date of this Sublease, Tenant Guarantor is Advance Publications Inc.
8.    Remedies.      (%3) Except as otherwise expressly provided herein to the contrary, Sublandlord shall have, with respect to Subtenant, this Sublease and the Premises, all of the rights, powers and privileges as Prime Lessor has with respect to the Premises under the Lease provisions incorporated by reference herein. Except as otherwise expressly provided in this Sublease to the contrary, Subtenant shall have the same rights and remedies with respect to a breach of this Sublease by Sublandlord as Sublandlord has with respect to a breach of the Lease by Prime Lessor, as if the same were more fully set forth at length herein and that are not excluded from this Sublease on Exhibit B, and Subtenant shall have, with respect to Sublandlord, this Sublease and the Premises, all of the rights, powers and privileges as Sublandlord has as tenant under the Lease that are not excluded from this Sublease on Exhibit B.
(a)    If Prime Lessor, in writing, shall claim or otherwise allege that a use of (other than the use permitted pursuant to Article 4 of this Sublease), action or inaction (where there is a legal duty to act) involving, or other circumstances concerning, the Premises is in violation of any provision of or is reasonably likely to become a default under the Lease, in addition to Sublandlord's other rights hereunder and at law, Subtenant, promptly after notice from Sublandlord, shall cease such use or action, and take such action or cause such circumstance to be changed so that the basis or alleged basis for such claim or allegation shall no longer exist.
(b)    Notwithstanding anything to the contrary contained herein, Subtenant shall have no liability whatsoever for any breach of the Lease by Sublandlord, or any damage or injury to persons or property resulting solely from Sublandlord’s acts or omissions (to the extent Sublandlord has a duty to act) in connection with the Lease. Sublandlord shall have no liability to the extent such breach, damage or injury arises from Subtenant’s acts or omissions (to the extent Subtenant has a duty to act under this Sublease). Sublandlord shall indemnify and hold Subtenant harmless from and against all claims in connection with Sublandlord’s acts or omissions as provided in this Article 8(c).
9.    Termination of Lease    . Provided that this Sublease is in full force and effect, Sublandlord covenants and agrees not to voluntarily cancel or surrender the Lease (other than pursuant to the exercise of a termination right provided for in the Lease) or voluntarily modify the Lease so as to deprive Subtenant of any material rights under this Sublease, without the prior written consent of Subtenant; provided that, Sublandlord may voluntarily cancel or surrender the Lease if Prime Lessor agrees to recognize this Sublease as a direct lease between Prime Lessor and Subtenant. If the Lease is terminated for any reason whatsoever whether by operation of law or otherwise (other than resulting solely from the breach of the Lease by Sublandlord, or Sublandlord’s breach of the

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first sentence of this Article 9 or Article 7(e)), Sublandlord shall not be responsible for such termination or the termination of this Sublease as a result thereof.
10.    Subordination    . (a) This Sublease is subject and subordinate to the Lease and to all other matters and interests to which the Lease is or shall be subordinate. In the event of termination, re-entry or dispossession by Prime Lessor under the Lease, Prime Lessor may, at its option, take over all of the right, title and interest of Sublandlord under this Sublease and Subtenant shall, at Prime Lessor's option, attorn to Prime Lessor pursuant to the then executory provisions of this Sublease, except that Prime Lessor shall not be liable or bound in any way greater than it would otherwise have been if Prime Lessor had entered into a Subtenant SNDA (as such term is defined in the Lease) with Subtenant. In accordance with the requirements of Article 47 of the Lease, Subtenant hereby agrees to comply with (and to (a) instruct all of its employees to comply with and (b) include in each sublease and other occupancy agreement an express obligation that all subtenants and other occupants of any portion of the Premises must comply with) the Information Security Handbook issued by the Port Authority, as the same may be modified or supplemented from time to time without the approval of Subtenant, provided that each of such modifications or supplements shall be generally applicable to all office tenants of the World Trade Center and all other rules and regulations of the Building.
(a)    Sublandlord shall request for Subtenant from Prime Lessor, a non disturbance and attornment agreement in such Prime Lessor’s then standard form (an “SNDA”). Sublandlord and Subtenant acknowledge and agree that the provision of an SNDA by Prime Lessor is subject to the satisfaction of specified conditions set forth in the Lease. Accordingly, if Sublandlord is unable to obtain an SNDA by making such a request and otherwise reasonably cooperating with Subtenant in connection with Subtenant’s satisfying the specified conditions set forth in the Lease therefor or otherwise required by Prime Lessor of Subtenant, Sublandlord shall have no liability to Subtenant, it being intended that Sublandlord’s sole obligation shall be to request that the Prime Lessor enter into such SNDA and to cooperate with Subtenant as aforesaid, and in no event shall Sublandlord be required to (i) expend any sums in its effort to obtain such SNDA (unless Subtenant agrees to reimburse Sublandlord therefor), or (ii) commence any litigation in order to obtain an SNDA or (iii) take any step (other than making a request for an SNDA and cooperating with Subtenant as aforesaid) that may, in Sublandlord’s sole judgment, have an adverse effect on its relationship with the Prime Lessor. Subtenant agrees that, provided Sublandlord makes such request and cooperates as aforesaid, if Sublandlord is nonetheless unable to obtain an SNDA, Subtenant shall have no right to terminate this Sublease for failure to obtain such SNDA.
11.    Assignment and Subleasing    .
(a)    General Clause. (i) Notwithstanding anything contained in the Lease to the contrary and subject to the further provisions of this Article 11, neither this Sublease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, be licensed, be used or occupied by any person or entity other than Subtenant or be encumbered in any manner by reason of any act or omission on the part of Subtenant, and no rents or other sums receivable by Subtenant under any

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sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Sublandlord and Prime Lessor. Notwithstanding any provision of this Article 11 to the contrary, other than pursuant to the provisions of Articles 11(a)(ii), (iii) and (viii) below, in no event shall Subtenant be entitled to sublease any portion of the Premises or assign this Sublease or license any of Subtenant’s rights hereunder prior to the date that is ten (10) months after the Commencement Date. Except as otherwise set forth in this Article 11, the dissolution or direct or indirect transfer of control of Subtenant (however accomplished including, by way of example, the addition of new partners or members or withdrawal of existing partners or members, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Sublease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards. An agreement under which another person or entity becomes responsible for all or a portion of Subtenant’s obligations under this Sublease shall be deemed an assignment of this Sublease. No assignment or other transfer of this Sublease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Subtenant of its liability under this Sublease or of the obligation to obtain Sublandlord’s and Prime Lessor’s prior consent (except as provided in Articles 11(a)(ii) and (iii)) to any further assignment, other transfer or subletting. Except for assignments and subleases pursuant to and in accordance with Articles 11(a)(ii) and (a)(iii) (provided that Prime Lessor’s consent to this Sublease affirmatively provides that Subtenant may so assign or sublet this Sublease in accordance with Articles 11(a)(ii) and (a)(iii) without Prime Lessor’s consent), any proposed assignment, subletting or other transfer of this Sublease, or the term and estate hereby granted shall remain subject to all rights and restrictions of Primes Lessor under Article 8 of the Lease (whether or not such terms thereof are incorporated herein). Any attempt to assign this Sublease or sublet all or any portion of the Premises in violation of this Article 11 shall be null and void.
(i)    Notwithstanding anything to the contrary in Article 11(a)(i), without the consent of Sublandlord and/or Prime Lessor, this Sublease may be assigned to (A) an entity created by merger, reorganization or recapitalization of or with Subtenant or (B) a purchaser of all or substantially all of Subtenant’s assets or (C) any assignment mandated by the Wisconsin Office of the Commissioner of Insurance; provided, in the case of clauses (A), (B) and (C), that (1) Sublandlord shall have received a notice of such assignment from Subtenant, (2) the assignee assumes by written instrument reasonably satisfactory to Sublandlord all of Subtenant’s obligations under this Sublease, (3) such assignment is for a valid business purpose and not to avoid any obligations under this Sublease, (4) the assignee shall not have or enjoy diplomatic immunity, and (5) the assignee shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with GAAP or under statutory accounting principles set by the National Association of Insurance Commissioners (“NAIC”) at least equal to $100 million (as so computed), it being agreed that no such assignment shall relieve Subtenant of its liability under this Sublease.
(ii)    Notwithstanding anything to the contrary in Article 11(a)(i), without the consent of Sublandlord and/or Prime Lessor’s, Subtenant may assign this

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Sublease or sublet all or any part of the Premises to an Affiliate of Subtenant; provided, that (A) Sublandlord shall have received a notice of such assignment or sublease from Subtenant; and (B) in the case of any such assignment or sublease, (1) the assignment or sublease is for a valid business purpose and not to avoid any obligations under this Sublease, (2) the assignee or sublessee assumes by written instrument reasonably satisfactory to Sublandlord all of Subtenant’s obligations under this Sublease (3) the assignee or sublessee shall not have or enjoy diplomatic immunity, and (4) Subtenant or the assignee or sublessee shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with GAAP or NAIC at least equal to $100 million aggregate net worth (as so computed), it being agreed that no such assignment or sublease shall relieve Subtenant of its liability under this Sublease. “Affiliate” means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. “Control” (and with correlative meaning, “controlled by” and “under common control with”) means ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question.
(iii)    Notwithstanding the foregoing, if at the time of any proposed assignment or sublease referred to in Article 11(a)(ii) or (a)(iii) above, Subtenant is in default in the payment of Fixed Rent or Additional Rent due under this Sublease beyond the expiration of any applicable notice and/or cure period, such proposed assignment or sublease shall not be effective.
(iv)    INTENTIONALLY OMITTED.

(v)    Sublandlord shall request that Prime Lessor’s consent to this Sublease affirmatively provide that Subtenant may sublet or assign in accordance with Articles 11(a)(ii) and (a)(iii) above without Prime Lessor’s consent; it being agreed that if Prime Lessor’s consent to this Sublease does not affirmatively provide the foregoing, Subtenant shall have the right to terminate this Sublease within ten (10) days of Sublandlord’s notice to Subtenant that Prime Lessor’s consent does not contain such provision, time being of the essence with respect to said ten (10) day period for Subtenant to exercise such termination right.

(vii)    Any further assignment, subletting or other transfer of this Sublease, or the term and estate granted hereby pursuant to Articles 11(a)(ii) or (a)(iii), must also comply with to the provisions of said Articles (a)(ii) and (a)(iii), as applicable.

(viii)    Notwithstanding anything to the contrary set forth herein, Subtenant may from time to time, without Sublandlord’s and/or Prime Lessor’s consent, recapture right or profit sharing, permit portions of the Premises to be used or occupied under so called “desk sharing” arrangements by a Desk Space User; provided, that (i) any such use or occupancy of desk or office space shall be without the installation of any separate entrance, (ii) at any time during the Term, the

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aggregate of the rentable square footage then used by Desk Space Users pursuant to this Article 11(a)(viii)(d) shall not exceed 10% of the rentable area of the Premises, (iii) each Desk Space User shall use the Premises in accordance with all of the provisions of this Sublease, and only for the use expressly permitted pursuant to this Sublease, (iv) in no event shall the use of any portion of the Premises by a Desk Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or this Sublease, (v) such “desk sharing” arrangement shall terminate automatically upon the termination of this Sublease, (vi) such Desk Space User shall not have any signage outside of the Premises, (vii) each Desk Space User shall be engaged in a business or activity which is in keeping with standards of the Building, (viii) such desk sharing arrangement is for a valid business purpose and not to circumvent the provisions of this Article 11 and (ix) no fee, rent or other payment or consideration shall be charged to each desk space user for use of the Premises. Upon request of Sublandlord, Subtenant shall notify Sublandlord of any Desk Space Users in the Premises, which notice shall include (A) a description of the nature and character of the business being conducted in the Premises by such Desk Space User and (B) the rentable square feet of the Premises occupied by such Desk Space User, together with a copy of the agreement, if any, relating to the use or occupancy of such portion of the Premises by such Desk Space User.  “Desk Space User” means a service provider or other person or entity with which Subtenant has a business relationship other than use of the Premises.

(b)    Sublandlord’s Rights. (i) Anything contained in the Lease to the contrary notwithstanding, if Subtenant desires to assign this Sublease or sublet all or substantially all of the Premises (other than in accordance with Articles 11(a)(ii) or (a)(iii)) above, then prior to requesting Prime Lessor or Sublandlord’s consent, Subtenant shall give to Sublandlord notice (“Subtenant’s Offer Notice”) thereof, specifying (A) in the case of a proposed subletting, the term of the subletting of such space, (B) (1) in the case of a proposed assignment, Subtenant’s good faith offer of the consideration Subtenant desires to receive or pay for such assignment or (2) in the case of a proposed subletting, Subtenant’s good faith offer of the fixed annual rent which Subtenant desires to receive for such proposed subletting (assuming that a subtenant will pay for PILOT expenses, CAM expenses, any other items of Additional Rent, and electricity in the same manner as Subtenant pays for such amounts under this Sublease) and (ii) the proposed assignment or sublease commencement date.
(i)    Subtenant’s Offer Notice shall be deemed an offer from Subtenant to Sublandlord whereby Sublandlord may, at Sublandlord’s option, terminate this Sublease. Said option may be exercised by Sublandlord by delivery of an irrevocable notice to Subtenant within ten (10) days after Sublandlord’s receipt of Subtenant’s Offer Notice. If Sublandlord fails to exercise the option to terminate within such ten (10) day period, time being of the essence, Sublandlord shall be deemed to have waived its right to terminate.
(ii)    If Sublandlord exercises its option under Article 11(b)(ii) above to terminate this Sublease, this Sublease shall be deemed to have been terminated as of the commencement date set forth in Subtenant’s Offer Notice as if such date were the Expiration Date

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and all Fixed Rent and Additional Rent owed by Subtenant hereunder shall be paid and apportioned of such date.
(iii)    In the event Sublandlord does not exercise its option to terminate or is deemed to have waived same, in the case of a proposed sublease, Subtenant shall not sublet any space at a rental which is less (on a per rentable square foot basis) than 95% of the net effective rental specified in Subtenant’s Offer Notice with respect to such space, without complying once again with the provisions of Articles 11(b)(i) and (b)(ii) above. In the case of a proposed assignment, Subtenant shall not assign this Sublease where the consideration paid for such assignment differs by more than 50% of the consideration specified in Subtenant’s Offer Notice. If Sublandlord does not timely exercise its option or is deemed to have waived such option set forth in Article 11(b)(ii) above and Subtenant fails to execute and deliver an assignment or sublease within 270 days after the giving of the relevant Subtenant’s Offer Notice, then Subtenant shall again comply with Articles 11(b)(i) and (b)(ii) above before assigning this Sublease or subletting all or substantially all of the Premises.
(c)    Assignment and Subletting Procedures. (%3)  If Subtenant delivers to Sublandlord a Subtenant’s Offer Notice with respect to any proposed assignment of this Sublease or subletting of all or substantially all of the Premises and Sublandlord does not timely exercise its option or is deemed to have waived such option under Article 11(b)(ii) above, and Subtenant thereafter desires to assign this Sublease or sublet all or substantially all of the Premises as specified in Subtenant’s Offer Notice, or (ii) Subtenant desires to assign this Sublease or sublet a portion of the Premises where no Subtenant’s Offer Notice is required (excluding any assignment or sublease pursuant to Articles 11(a)(%3),(a)(%3) and/or (a)(vii)) above), Subtenant shall notify Sublandlord (a “Transfer Notice”), which notice shall be accompanied by (1) a copy of the proposed assignment or sublease and all related agreements, the effective date of which shall be at least twenty (20) days after the giving of the Transfer Notice, (2) the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (3) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial reports, (Sublandlord agrees to sign a Non-Disclosure Agreement in form reasonably acceptable to Sublandlord and such assignee or sublessee with respect to such financial reports) and (4) such other information as Sublandlord may reasonably request, Sublandlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided that:
(A)    Subtenant is not then in monetary default under this Sublease in the payment of Fixed Rent or Additional Rent beyond any applicable notice and cure period.

(B)    Such Transfer Notice shall be delivered to Sublandlord within nine (9) months after the delivery to Sublandlord of any applicable Subtenant’s Offer Notice.

(C)    The proposed assignee or subtenant will use the Premises in a manner that is limited to the use expressly permitted under this Sublease.

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(D)    The proposed assignee or subtenant is, in Sublandlord’s reasonable judgment, a reputable person or entity of good character and with sufficient financial worth considering the obligation and responsibility involved.

(E)    Neither the proposed assignee or subtenant, nor any Affiliate of such assignee or subtenant, is then an occupant of any part of the Prime Leased Premises, provided that Sublandlord has comparable space available in the Prime Leased Premises.

(F)    The proposed assignee or subtenant is not a person with whom Sublandlord is then negotiating or has within the prior six (6) months negotiated to lease space in the Prime Leased Premises, provided that Sublandlord has comparable space available in the Prime Leased Premises.

(G)    Neither the proposed assignee or subtenant is a Specific Competitor as listed on the attached Exhibit G.

(H)    The form of the proposed sublease shall comply with the applicable provisions of this Article 11.

(I)    There shall not be more than three (3) occupants (including Subtenant) in the Premises.

(J)    Subtenant shall promptly reimburse Sublandlord for any costs actually incurred by Sublandlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent, within thirty (30) days of demand therefor.

(K)    The proposed assignee or subtenant shall not have or enjoy diplomatic immunity.

(ii)    If Sublandlord consents to a proposed assignment or sublease (where such consent is required) and Subtenant fails to execute and deliver the assignment or sublease to which Sublandlord consented within forty-five (45) days after the giving of such consent, then Subtenant shall again comply with this Article 11 before assigning this Sublease or subletting all or part of the Premises.

Sublandlord will provide its consent or denial to a proposed assignment or sublease within fifteen (15) business days of receipt of Subtenant’s Transfer Notice, time being of the essence. Sublandlord’s failure to consent to or deny a proposed assignment or sublease within such fifteen (15) business day period, time being of the essence, shall be deemed to be Sublandlord’s consent to such assignment or sublease.

(d)    General Provisions. (%3)  If this Sublease is assigned, whether or not in violation of this Sublease, Sublandlord may collect rent from the assignee. If the Premises or any part thereof is sublet or occupied by anybody other than Subtenant, whether or not in violation of

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this Sublease, Sublandlord may, after default by Subtenant, and expiration of Subtenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Sublandlord may apply the net amount collected against Fixed Rent and Additional Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Article 11(a)(i) of this Sublease, or, except as otherwise provided herein, the acceptance of the assignee, subtenant or occupant as tenant, or a release of Subtenant from the performance of Subtenant’s obligations under this Sublease.
(i)    No assignment or transfer shall be effective until the assignee delivers to Sublandlord (A) evidence that the assignee, as Subtenant hereunder, has complied with the requirements of Article 15 hereof, and (B) an agreement in form and substance reasonably satisfactory to Sublandlord whereby the assignee assumes Subtenant’s obligations under this Sublease.
(ii)    Notwithstanding any assignment or transfer, whether or not in violation of this Sublease, and notwithstanding the acceptance of any Fixed Rent or Additional Rent, by Sublandlord from an assignee, transferee, or any other party, the original named Subtenant shall remain fully liable for the payment of the Fixed Rent and the performance of all of Subtenant’s other obligations under this Sublease. The liability of Subtenant or any immediate or remote successor in interest of Subtenant, as applicable, shall not be discharged, released or impaired in any respect by any agreement made by Sublandlord extending the time to perform, or otherwise modifying, any of the obligations of Subtenant under this Sublease, or by any waiver or failure of Sublandlord to enforce any of the obligations of Subtenant under this Sublease.
(iii)    Each subletting by Subtenant shall be subject to the following:
(A)    No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.
(B)    No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Sublandlord, both (1) an executed counterpart of such sublease, and (2) a certificate of insurance evidencing that (x) Sublandlord is an additional insured under the insurance policies required to be maintained by occupants of the Premises pursuant to Article 15 of this Sublease, and (y) there is in full force and effect, the insurance otherwise required pursuant to Article 15 of this Sublease.
(C)    Each sublease shall provide that it is subject and subordinate to this Sublease and the matters to which this Sublease is or shall be subordinate to, and that in the event of termination, reentry or dispossess by Sublandlord under this Sublease, Sublandlord may, at its option, either terminate such sublease or take over all of the right, title and interest of Subtenant, as sublessor, under such sublease, and such subtenant shall, at Sublandlord’s option, attorn to Sublandlord pursuant to the then executory provisions of such sublease, except that Sublandlord shall not be liable or bound in any way greater than

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it would otherwise have been if Sublandlord had entered into a Subtenant SNDA with such subtenant.
(D)    Any modification, amendment or extension of a sublease previously approved by Sublandlord (other than pursuant to the exercise of an option with respect to same expressly provided for in such sublease) shall be deemed to be a new sublease, subject to all the terms and conditions of this Article 11 solely if such modification, amendment or extension is consummated for the principal purpose of evading the restrictions and circumventing the rights of Sublandlord set forth in this Article 11.
(E)    Each sublease shall include an express obligation that all subtenants and other occupants of any portion of the Premises must comply with the Information Security Handbook issued by the Port Authority, as the same may be modified or supplemented from time to time and all rules and regulations of the Building.
(v)    Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Sublandlord’s consent and without complying with all of the terms and conditions of this Article 11, except for subleases and assignments pursuant to Article 11(a) (ii) and/or (a)(iii) above.

(vi)    Subtenant shall not publicly advertise the availability of the Premises or any portion thereof as sublet space or by way of an assignment of this Sublease, without first obtaining Sublandlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed provided that Subtenant shall in no event advertise the rental rate or any description thereof except that Subtenant may list the Premises with a broker.

(e)    Assignment and Sublease Profits. (i) In the case of a sublease of all or any part of the Premises (other than a sublease pursuant to Article 11(a)(iii) above), if the aggregate of the amounts payable as fixed rent and as additional rent on account of PILOT expenses, CAM Expenses, Additional Rent, and electricity by a subtenant under such sublease and the amount of any Other Sublease Consideration payable to Subtenant by such subtenant, whether received in a lump-sum payment or otherwise, shall be in excess of Subtenant’s Basic Cost therefor at that time then, promptly after the collection thereof, Subtenant shall pay to Sublandlord in monthly installments as and when collected, as Additional Rent, 50% of such excess. Upon request of Sublandlord (no more frequently than once per calendar year), Subtenant shall deliver to Sublandlord within sixty (60) days of such request, a statement specifying each sublease (other than a sublease pursuant to Article 11(a)(iii) above) in effect during such calendar year or partial calendar, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Subtenant, and by Subtenant to Sublandlord, with respect to such sublease for the period covered by such statement. “Subtenant’s Basic Cost” for sublet space at any time means the sum of (A) the portion of the Fixed Rent, PILOT expenses CAM Expenses and Additional Rent which is attributable to the sublet space, plus (B) the amount payable by Subtenant on account of electricity in respect of the sublet space, plus (C) the amount of any costs incurred by Subtenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the

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sublease, plus (D) the amount of any customary brokerage commissions and reasonable legal fees paid or incurred by Subtenant in connection with the sublease amortized on a straight-line basis over the term of the sublease. “Other Sublease Considerations” means all sums paid for the furnishing of services by Subtenant and the sale or rental of Subtenant’s fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Subtenant’s federal income tax returns.
(ii)    Upon any assignment of this Sublease (other than an assignment pursuant to Articles 11(a)(ii) and/or (a)(iii) above), Subtenant shall pay to Sublandlord 50% of the Assignment Consideration received by Subtenant for such assignment, after deducting therefrom customary and reasonable closing expenses. “Assignment Consideration” means an amount equal to all sums and other considerations paid to Subtenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the furnishing of services by Subtenant and the sale or rental of Subtenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Subtenant’s federal income tax returns).
12.    Sublandlord’s Obligations    . (i) Notwithstanding anything contained in this Sublease to the contrary (including, without limitation, any provision incorporated herein by reference), Sublandlord shall have no obligation with respect to the Premises to (a) perform any services under the Lease (including, without limitation, the providing of electrical energy), (b) make any repairs or restorations other than Sublandlord’s obligation to deliver the Premises to Subtenant in accordance with Article 16 of this Sublease, (c) comply with any laws or requirements of any governmental authorities, (d) remove, encapsulate or otherwise treat any asbestos-containing materials or other hazardous materials located in the Premises and/or the Building except to the extent that the Lease requires Sublandlord to perform such removal, encapsulation or treatment, (e) maintain the insurance required of Prime Lessor pursuant to Section 16.09 of the Lease which shall remain the sole obligation of the Prime Lessor, or (f) take any other action that Prime Lessor is obligated to provide, make, comply with or take, or cause to be done, under the Lease (collectively, “Services”) and the only Services or rights to which Subtenant is entitled under this Sublease, including, without limitation, any right to repairs, elevator, water, utilities, heating and air conditioning, are those to which Sublandlord is entitled as the tenant under the Lease (and not specifically excluded pursuant to this Sublease), and for all such Services and rights, Subtenant will look solely to Prime Lessor.   Sublandlord assumes no liability for any covenants, representations or warranties made by Prime Lessor under the Lease unless such liability arises solely from Sublandlord’s acts or omissions (where there is a duty by Sublandlord to act under the Lease).  Notwithstanding the foregoing, Sublandlord shall take all reasonable steps to assist Subtenant as Subtenant may from time to time request, at Subtenant's sole expense subject to equitably sharing such expenses to the extent Sublandlord is also seeking such Services on its own behalf and/or on behalf of any of its other subtenants or licensees, in seeking such Services and rights from Prime Lessor; provided, that Subtenant indemnifies and reimburses Sublandlord as to Subtenant’s equitable portion of any such cost or expense incurred with respect thereto.  Subject to Article 12(ii) below, in no event, however, shall Sublandlord be required to commence any litigation against Prime Lessor or any agent, employee or affiliate of Prime Lessor.  Nothing contained in this Sublease

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shall be deemed a waiver of Sublandlord's rights to receive Services from Prime Lessor under the Lease with respect to the other Prime Leased Premises.  Sublandlord shall in no event be liable to Subtenant for any failure to render any of the Services, unless such failure results solely from Sublandlord’s acts or omissions (where there is a duty by Sublandlord to act under the Lease), nor shall any such failure entitle Subtenant to any abatement or reduction in Fixed Rent or Additional Rent payable under this Sublease or to any right to terminate this Sublease; provided, however, and notwithstanding the exclusion of Section 6.08 of the Lease from incorporation by reference to this Sublease on Exhibit B, Subtenant shall be entitled to any abatement or reduction in Fixed Rent or Additional Rent to the extent Sublandlord is entitled to and actually receives a corresponding abatement or reduction under the Lease (or Sublandlord would have been entitled to such abatement or reduction absent Sublandlord’s wrongful acts or omissions (where there is a duty by Sublandlord to act under the Lease)) as it relates to Services provided to the Premises and/or the access or use thereof. For the avoidance of doubt, Subtenant shall not be entitled to any abatement or reduction for matters set forth in the Work Letter.
(ii)    If Prime Lessor fails to provide to the Premises the Services which Sublandlord is entitled to as the tenant under the Lease, Sublandlord shall not, except as and to the extent provided in this Article 12, be obligated to bring any action or proceeding or to take any steps to enforce Sublandlord’s rights against Prime Lessor other than making a demand on Prime Lessor to provide such Services to the Premises.  If after such demand and the expiration of any applicable grace period granted to Prime Lessor under the Lease, Prime Lessor fails to provide such Services, then Subtenant shall have the right to take such action in its own name.  If any such action against Prime Lessor in Subtenant’s name is barred by reason of lack of privity, non-assignability or otherwise, then Subtenant may bring such action in Sublandlord’s name and Sublandlord shall execute all documents reasonably required in connection therewith, provided, that (i) Sublandlord shall not be required to incur any unreimbursed expense in connection with such action, (ii) Subtenant shall indemnify and hold Sublandlord harmless from and against any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including reasonable and actual out-of-pocket attorneys’ fees and disbursements) which are paid, suffered or incurred by Sublandlord as a result of any action brought by Subtenant against Prime Lessor pursuant to this Article 12, (iii) Subtenant is not in default beyond any applicable grace or notice period hereunder, and (iv) Subtenant shall use legal counsel reasonably acceptable to Sublandlord and all documents or other filings shall be subject to Sublandlord’s reasonable approval.  Notwithstanding that Sublandlord has no obligation to do so, Sublandlord may elect, in Sublandlord’s sole discretion, to bring such action at the request, and on behalf, of Subtenant or to control any action brought by Subtenant under this Article 12, with respect to any failure by Prime Lessor to provide Services to the Premises and Subtenant shall reimburse Sublandlord for Sublandlord’s reasonable and actual costs, including reasonable and actual out-of-pocket attorneys’ fees, subject, in each case, to equitably sharing such expenses to the extent Sublandlord commences such action on behalf of itself and/or any of its other subtenants or licensees, and in which case Subtenant shall cooperate with Sublandlord in connection therewith and shall indemnify and hold Sublandlord harmless from and against Subtenant’s equitable share, of any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including reasonable and actual and out-of-pocket attorneys’ fees and disbursements) which are paid, suffered or incurred by Sublandlord as a result of any action brought by Sublandlord against Prime Lessor pursuant to this Article 12.

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13.    Broker    . Subtenant and Sublandlord each represent to the other that it has dealt with no broker in connection with this transaction except Jones Lang LaSalle Brokerage, Inc. (“JLL”) and CBRE (“CBRE”; together with JLL, collectively, “Broker”). Subtenant shall indemnify and hold Sublandlord and Prime Lessor harmless from all costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from any claim for brokerage commission made by any party other than Broker claiming to act for or on behalf of Subtenant in this transaction. Sublandlord shall indemnify and hold Subtenant and Prime Lessor harmless from all costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from any claim for brokerage commission made by any party including Broker claiming to act for or on behalf of Sublandlord in connection with this transaction. Subtenant shall not be liable for payment of the commission due to Broker in connection with this transaction which commission shall be payable pursuant to a separate agreement. Sublandlord shall not be liable for any commission payable with respect to Subtenant’s lease of the Premises or any other space in the Building from Prime Lessor subsequent to the Term of this Sublease. Sublandlord’s and Subtenant’s obligations under this Article 13 shall survive the termination of this Sublease.
14.    Holdover Charges    .
(i)    Subtenant acknowledges that possession of the Premises must be surrendered to Landlord at the expiration of the Term or upon the sooner termination of the Term of this Sublease in accordance with the terms and provisions of this Sublease. The parties recognize and agree that the damage to Sublandlord resulting from any failure by Subtenant timely to surrender possession of the Premises as aforesaid may be substantial and may be impossible to accurately measure. Subtenant desires to limit and liquidate said amounts and therefore agrees that if possession of the Premises is not surrendered to Sublandlord upon the expiration of the Term or upon the sooner termination of the Term of this Sublease in accordance with the terms and provisions of this Sublease, then Subtenant shall pay to Sublandlord for each month (and for each portion of any month) during which Subtenant so holds over in the Premises after the expiration or sooner termination of the Term hereof, prorated in the case of partial months, for use and occupancy an amount equal to 150% of the Fixed Rent which Subtenant was obligated to pay for the month immediately preceding the end of the Term plus one-twelfth of all recurring items of annual Additional Rent which would have been payable monthly pursuant to this Sublease had the Term not expired or been terminated, which aggregate sum Subtenant agrees to pay to Sublandlord within thirty (30) days after demand, in full without setoff, and no extension or renewal of the Term of this Sublease shall be deemed to have occurred by such holding over, nor shall Sublandlord be precluded by accepting such aggregate sum for use and occupancy from exercising all rights and remedies available to it to obtain possession of the Premises.
(ii)    If such holding over exceeds one-hundred twenty (120) days, in addition to the amounts described above, Subtenant shall be liable to Sublandlord for all losses and damages which Sublandlord actually incurs or sustains including, but not limited to, damages incurred or sustained by reason of Sublandlord’s inability to timely place a new subtenant in possession of the Premises.
(iii)    Notwithstanding anything herein to the contrary, the parties absolutely and unconditionally waive any and all rights to dispute or otherwise adjudicate whether the remedies

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set forth in this Article 14 constitute a penalty or are otherwise unenforceable, such waiver being a material inducement to Sublandlord to enter into this Sublease and to accept the terms of this Sublease.

15.    Insurance    . Subtenant, at Subtenant’s expense, shall throughout the Term of this Sublease, maintain all property, liability and other insurance required by Article 16 of the Lease in accordance therewith. On or prior to the Commencement Date, Subtenant shall deliver to Sublandlord copies of such insurance policies, together with certificates of insurance naming Sublandlord, Prime Lessor and such other parties as are required to be named pursuant to the Lease as additional insureds. At the option of Sublandlord and unless otherwise required by Prime Lessor, the originals of all such policies of insurance or certificates thereof shall be furnished to and held by Sublandlord.
16.    Condition of the Premises    . (i) Subtenant shall accept the Premises “as is,” on the date hereof, reasonable wear and tear between the date hereof and the Commencement Date excepted, subject to the following. Sublandlord shall deliver the Premises to Subtenant broom clean, vacant and with all of Sublandlord’s personal property other than the FF&E (as hereinafter defined) removed. Except as expressly provided in this Sublease, Sublandlord shall have no obligation to perform any alterations, work or repairs on behalf of Subtenant to ready the Premises for Subtenant’s occupancy or contribute any sums toward same (other than the Work Allowance (as hereinafter defined)). Sublandlord has not made and does not make any representations or warranties as to the condition of the Premises, the use to which the Premises may be put, or any other matter or things affecting or relating to the Premises, except as specifically set forth in this Sublease. Notwithstanding the foregoing, Sublandlord shall be responsible for the cost of repairing and/or restoring (and shall promptly repair and restore in a good and workerlike manner) any and all damage caused to the Premises as a result of or in connection with Sublandlord’s use thereof between the date hereof and the Commencement Date and/or Sublandlord’s relocation from the Premises, including, without limitation, as a result of Sublandlord’s removal of furniture, fixtures, equipment, or any other items from the Premises.
(ii)    Prior to the Commencement Date, Subtenant shall have access to the Premises at reasonable times and upon reasonable notice, in the company of a representative of Sublandlord.

17.    Merger    . All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties. This Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.
18.    Notices    . Any notice, certificate, statement, request or demand which either party may or must give to the other hereunder shall be in writing sent by (i) hand, against a signed receipt, (ii) certified or registered mail, return receipt requested, or (iii) a nationally recognized overnight courier, providing a signed receipt of delivery addressed as follows:

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If to Sublandlord:    Advance Magazine Publishers Inc.
One World Trade Center
New York, New York 10007
Attn: Chief Executive Officer
with a copy to:
Advance Magazine Publishers Inc.
One World Trade Center
New York, New York 10007
Attn: Managing Director-Real Estate
and a copy to:
Advance Legal
One World Trade Center
New York, New York 10007
Attn: Real Estate Dept.
Advance Legal
One World Trade Center
New York, New York 10007
Attn: General Counsel
and a copy to:
Advance Finance Group
One World Trade Center
New York, New York 10007
Attn: Chief Financial Officer
and a copy to:
If to Subtenant:
Prior to the Commencement Date:
Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attn: Michael Reilly
Senior Managing Director & Chief Admin Officer

And

Ambac Assurance Corporation
One State Street Plaza

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New York, NY 10004
Attn: Stephen Ksenak
Senior Managing Director & General Counsel

with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: Real Estate Department

Either party may, by like notice, direct that future notices or demands be sent to a different address. Any such notice, statement, certificate, request or demand which is sent by hand, courier service or by such registered or certified mail shall be deemed to have been given upon delivery, as evidenced by a signed receipt, or as of the date delivery is rejected as indicated on the return receipt.
19.    Consents    . This Sublease is subject to, and shall become effective upon, receipt by Sublandlord and Subtenant of the written consent of Prime Lessor, in form reasonably acceptable to Sublandlord and Subtenant and in accordance with all applicable terms of the Lease and Article 11(a)(vi) of this Sublease. Subtenant and Sublandlord shall cooperate and furnish to Prime Lessor such information as may be reasonably necessary to obtain such consent, and to enter into such agreements among Prime Lessor, Sublandlord and Subtenant as Prime Lessor may reasonably require pursuant to the Lease in connection with giving its consent to this Sublease, including, without limitation, an agreement to attorn to Prime Lessor as sublandlord under this Sublease in the event of a termination of the Lease. Any delay in Prime Lessor's furnishing the Prime Lessor’s consent shall not postpone or extend the Expiration Date. If Prime Lessor’s consent is not obtained on or before the ninetieth (90th) day following the date of this Sublease, then either party may cancel this Sublease by notice to the other. If Prime Lessor denies its consent to this Sublease, this Sublease shall thereupon terminate and be of no further force or effect. If this Sublease is terminated due to Prime Lessor’s denial or withholding of its consent as aforesaid, Sublandlord shall promptly (in no event later than five (5) business days following the date of such denial or termination, as applicable) return to Subtenant (i) any prepaid Fixed Rent paid by Subtenant upon execution of this Sublease and (ii) the Letter of Credit delivered as the Security Deposit (as such terms are hereinafter defined), and Sublandlord cooperate with Subtenant in order to terminate the Letter of Credit. Sublandlord shall request Prime Lessor’s consent within seven (7) business days of the full execution of this Sublease and shall notify Subtenant of the date such consent request and accompanying materials have been delivered to Prime Lessor. Upon receiving the Prime Lessor’s consent, Sublandlord shall promptly deliver a copy thereof to Subtenant.
20.    Delivery of Possession.    (a) Except as specifically provided in this Sublease, including, without limitation, in Article 1 above, if Sublandlord is unable to deliver to

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Subtenant possession of the Premises, or any part thereof, on the date set forth in Article 1 hereof as the Commencement Date because of a casualty therein or for any other reason whatsoever beyond Sublandlord’s control (i) Sublandlord shall not be subject to any liability for failure to deliver possession on said Commencement Date, (ii) the validity of this Sublease shall not be impaired, (iii) the same shall not be construed to extend the Term of this Sublease and (iv) the Term of this Sublease shall commence on, and the Commencement Date shall be, the date on which Sublandlord delivers possession of the Premises to Subtenant in accordance with the terms of this Sublease.

(b)    The provisions of this Article 20 are intended to constitute “an express provision to the contrary” within the meaning of Section 223 of the New York Real Property Law.

(c)    This Article 20 is subject to Subtenant’s rights under Article 1(ii) of this Sublease.

21.    Damage by Fire or Other Cause; Condemnation    . Notwithstanding any contrary provision of the Lease incorporated herein by reference, and except as otherwise provided in Article 1(ii) of this Sublease, Subtenant shall not have the right (a) to terminate this Sublease as to all or any part of the Premises by reason of a casualty on condemnation or (b) to receive an abatement of Fixed Rent or Additional Rent by reason of a casualty or condemnation affecting the Premises unless Sublandlord is entitled to terminate the Lease with respect to the Premises pursuant to the terms of the Lease or is entitled to a corresponding abatement with respect to its corresponding obligations under the Lease; provided, however, in the event a fire or other casualty renders all or substantially all of the Premises untenantable (or prevents access to the Premises) for a period as reasonably estimated by a responsible contractor selected by Sublandlord to be ten (10) months or longer after the date Sublandlord receives notice from Subtenant of such fire or other casualty (notice of which determination by Sublandlord’s contractor (the “Restoration Estimate”) shall be sent to Subtenant within sixty (60) days after Sublandlord receives notice from Subtenant of such fire or other casualty), Subtenant may elect to terminate this Sublease by written notice delivered to Sublandlord within thirty (30) days after receipt of the Restoration Estimate indicating that the estimated repair period is longer than ten (10) months (time being of the essence for such notice), in which event all Fixed Rent and Additional Rent owed up to the time of such destruction shall be paid by Subtenant and thenceforth this Sublease shall terminate, except for those provisions expressly set forth herein to survive the expiration or earlier termination of this Sublease. Except as otherwise provided herein, the provisions of this Article 21 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case. Notwithstanding the foregoing, if a fire or other casualty occurs in the last two (2) years of the Term that renders all or substantially all of the Premises untenantable or prevents access to the Premises, for a period of ten (10) months or longer as provided above, Subtenant may terminate this Sublease effective as of the date of such casualty. Subtenant shall exercise such right to terminate within thirty (30) days of receipt of the Restoration Estimate, time being of the essence.

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22.    Security    . (a)    Subtenant has concurrently with the execution of this Sublease deposited with Sublandlord as security for the full and faithful performance and observance by Subtenant of Subtenant's covenants and obligations under this Sublease, an unconditional, irrevocable letter of credit in the amount of $1,267,029, (“Security Deposit”) substantially in the form annexed hereto as Exhibit C and issued by a bank satisfactory to Sublandlord(the “Letter of Credit”). BNY Mellon National Association and the form of Letter of Credit issued by BNY Mellon National Association attached hereto as Exhibit C-1 are deemed to be satisfactory. The Letter of Credit shall provide that it is assignable by Sublandlord without charge and shall either (x) expire on the date that is sixty (60) days after the expiration or earlier termination of this Sublease (the “LC Date”) or (y) be automatically self-renewing until the LC Date. If any Letter of Credit is not renewed or replaced prior to the expiration thereof or if Subtenant holds over in the Premises without the consent of Sublandlord and Prime Lessor after the expiration or termination of this Sublease, Sublandlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Subtenant’s obligations under this Sublease. If Subtenant defaults beyond any notice and cure period in the full and prompt payment and performance of any of Subtenant's covenants and obligations under this Sublease, including, without limitation, the payment of Fixed Rent and Additional Rent, Sublandlord may, but shall not be required to draw upon the Letter of Credit (or the proceeds thereof), to the extent required for the payment of any Fixed Rent and Additional Rent or any other sums as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord shall have so drawn upon the Letter of Credit (or the proceeds thereof), Subtenant shall upon demand immediately deposit with Sublandlord a sum equal to the amount so drawn by Sublandlord, as security as aforesaid failing which Sublandlord shall have the same rights and remedies as for the non-payment of Fixed Rent beyond the applicable grace period. If Subtenant shall fully and faithfully comply with all of Subtenant's covenants and obligations under this Sublease, the Letter of Credit (or the proceeds thereof) or any balance thereof, to which Subtenant is entitled, shall be returned or paid over to Subtenant after the date fixed as the end of this Sublease and after delivery to Sublandlord of possession of the Premises in the manner required under this Sublease. Subtenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or any interest thereon to which Subtenant is entitled, and Sublandlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Each of Sublandlord and Subtenant shall cooperate, at Subtenant’s expense, with the other to promptly execute and deliver to Sublandlord any and all modifications, amendments and replacements of the Letter of Credit, as Sublandlord or Subtenant may reasonably request to carry out the intent, terms and conditions of this Article 22.
(a)    Provided that on third (3rd) anniversary of the Commencement Date Subtenant is not then in default under this Sublease beyond any applicable notice, grace and cure period, the Security Deposit shall be reduced to $633,514.50 (the “Reduction Amount”). In no event shall the Security Deposit be reduced to less than the Reduction Amount. Subtenant shall deliver to Sublandlord an amendment to the Letter of Credit (the form and substance of such amendment to be reasonably satisfactory to Sublandlord), reducing the amount of the Letter of Credit to the

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Reduction Amount, and Sublandlord shall return the original Letter of Credit and execute the amendment and such other documents as are reasonably necessary to reduce the amount of the Letter of Credit in accordance with the terms hereof.
1.    Alterations; Work Allowance    . (a) Notwithstanding anything to the contrary contained in the Lease provisions incorporated by reference herein, Subtenant shall not make (i) any Alterations (including, without limitation, Material Alterations and Subtenant Work (as hereinafter defined)) without Prime Lessor’s consent (to the extent required under the Lease) and Sublandlord’s consent (which consent shall not be unreasonably conditioned, delayed or withheld), (ii) any Alterations which do not constitute Material Alterations but (A) have a cost greater than $200,000 in the aggregate during any twelve (12) month period and/or (B) requires the approval of any Governmental Authorities (including QAD), without Prime Lessor’s consent (to the extent required under the Lease) and Sublandlord’s consent (which consent shall not be unreasonably conditioned, delayed or withheld), or (iii) any Specialty Alterations without Prime Lessor’s and Sublandlord’s consent (which consents shall be granted in Prime Lessor’s and Sublandlord’s sole discretion). Notwithstanding the foregoing, Subtenant may perform (i) Decorative Alterations and (ii) non-Material Alterations that cost less than $200,000 in the aggregate during any twelve (12) month period without Prime Lessor’s consent and without Sublandlord’s consent; provided that, such non-Material Alterations do not require the approval of Governmental Authorities (including QAD). Anything contained in this Sublease to the contrary notwithstanding, all such work and alterations shall be performed in full compliance with the applicable provisions of the Lease, including the submission of plans, drawings, and specifications for such work, including Subtenant Work, to the extent required under the Lease. In the event that there is a dispute arising out of this Article 23, either party may submit such dispute to expedited arbitration in New York City pursuant to the then governing rules of the American Arbitration Association.
(a)    Sublandlord shall reimburse Subtenant for the cost of Subtenant Work in an amount equal to $2,346,350.00 (i.e.: $50.00 per rentable square foot) (the “Work Allowance”) upon the following terms and conditions:
(A)    The Work Allowance shall be payable to Subtenant in installments as Subtenant Work progresses, but in no event more frequently than monthly. Installments of the Work Allowance shall be payable by Sublandlord within thirty (30) days following Subtenant’s satisfaction of each of the applicable conditions required for disbursement set forth in this Article 23(b);

(B)    Prior to the payment of any installment, Subtenant shall deliver to Sublandlord a request for disbursement which shall be accompanied by (x) paid invoices for the Subtenant Work performed or incurred since the last disbursement of the Work Allowance, (y) a certificate signed by Subtenant’s architect and an officer of Subtenant certifying that the Subtenant Work and services represented by the aforesaid invoices have been satisfactorily completed in accordance with the plans and specifications therefor approved by Sublandlord and/or Prime Lessor, as applicable, and have not been the subject of a prior disbursement of the Work Allowance, and (z) lien waivers by architects, contractors, subcontractors and all

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materialmen for all such work and services, if applicable. In addition, Sublandlord shall be permitted to retain from each disbursement an amount equal to five percent (5%) of the amount requested to be disbursed by Subtenant. The aggregate amount of the retainages shall be paid by Sublandlord to Subtenant upon the completion of all Subtenant Work and upon receipt from Subtenant of (1) a certificate signed by Subtenant’s architect and an officer of Subtenant certifying that all of the Subtenant Work has been satisfactorily completed in accordance with the plans and specifications therefor approved by Sublandlord and/or Prime Lessor, as applicable, and (2) evidence of applicable Building Department sign-offs and/or applicable inspection certificates and any permits required to be issued by the Building Department and all Governmental Authority having jurisdiction in connection with Subtenant’s Work, and (3) a final lien waiver from all applicable contractors and subcontractors performing the Subtenant Work with respect to such Subtenant Work to the extent not previously provided to Sublandlord.

(C)    Subtenant is not then in default under this Sublease beyond any notice and cure period.

(D)     Subtenant shall requisition at least 55% of the Work Allowance on or before the second anniversary of the Commencement Date (as that date may be extended pursuant to this Sublease).  The balance of the Work Allowance not requisitioned by Subtenant on or prior to the second anniversary of the Commencement Date (the “Work Allowance Balance”), if any, shall be applied as a rent credit against the monthly Fixed Rent due for the first full month occurring on or after the second anniversary of the Commencement Date in an amount up to one month’s Fixed Rent ($211,171.50). The remaining Work Allowance Balance, if any, may then be applied as a rent credit against the monthly Fixed Rent owing for the first month of each subsequent calendar quarter, as applicable, (i.e., the 27th month after the Commencement Date, the 30th month after the Commencement Date, the 33rd month after the Commencement Date, and the 36th month after the Commencement Date), until the Work Allowance Balance equals zero. In no event, shall (1) any month’s rent credit exceed the then existing monthly Fixed Rent and (2) the total rent credit exceed the Work Allowance Balance. It is agreed that Subtenant’s failure to use at least 55% of the Work Allowance as provided above will not be a default under this Sublease, provided that any amount not used that is less than the 55% will be deemed waived by Subtenant.

(b)    The right to receive reimbursement for the cost of Subtenant Work as set forth in this Article 23 shall be for the exclusive benefit of the named Subtenant herein (including any assignee or sublessee pursuant to Articles 11(a)(ii) and/or (a)(iii) of this Sublease), it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any other third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity. Without in any way limiting the provisions of any indemnity in this Sublease, Subtenant shall indemnify and hold harmless Sublandlord from and against any and all liability, damages, claims, costs or expenses

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arising out of or relating to Sublandlord’s payment of any installment of the Work Allowance, directly to Subtenant’s general contractor or construction manager, provided that such direct payment is made (i) at Subtenant’s express written direction or (ii) due to Subtenant’s failure to timely remove or discharge any lien in accordance with the Lease, together with all reasonable and actual out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses.
(c)    “Subtenant Work” means the installation of fixtures, improvements and appurtenances attached to or built into the Premises for Subtenant’s use and/or occupancy or otherwise and the “soft costs” of construction incurred by Subtenant to perform such work (including, without limitation, filing and permit fees and expenses, architecture, engineering and other consulting fees and expenses and moving expenses); provided, that in no event shall more than twenty five percent (25%) of the Work Allowance be made available to Subtenant in respect of such soft costs.

(e)    In addition to any costs for which Prime Lessor is entitled to reimbursement under Article 13 of the Lease in connection with any Alterations by Subtenant to the Premises and to the extent for which Subtenant shall be responsible, Subtenant shall pay to Sublandlord or its designee, within thirty (30) days after demand, all reasonable out-of-pocket costs and expenses actually incurred by Sublandlord in connection with the review of Subtenant’s proposed alterations (including Subtenant Work). Except as set forth in the preceding sentence, Sublandlord shall not charge Subtenant any supervisory fee, surcharges or other like charges in connection with Subtenant’s alterations. In the event Subtenant is granted early access to the Premises prior to the Commencement Date to perform Subtenant’s Work, Subtenant shall be required to pay Sublandlord for the cost of any services used by Subtenant or its vendors during the performance of Subtenant Work prior to Subtenant’s occupancy of the Premises.

(f)    On or prior to the Expiration Date or sooner termination of the Term, Subtenant shall, at Subtenant’s expense, remove any Specialty Alterations installed by Subtenant. Subtenant shall repair and restore, in a good and workerlike manner, any damage to the Premises or the Building caused by Subtenant’s removal of any such Specialty Alterations, and if Subtenant fails to do so, Subtenant shall reimburse Sublandlord, within thirty (30) days of demand therefor, for Sublandlord’s reasonable and actual out-of-pocket cost of repairing and restoring such damage. Any such Specialty Alterations not removed on or before the Expiration Date or sooner termination of the Term shall be deemed abandoned and Sublandlord may either retain the same as Sublandlord’s property or remove and dispose of same, without accountability to Subtenant, and Subtenant shall reimburse Sublandlord for Sublandlord’s reasonable and actual out-of-pocket cost of such removal within ten (10) business days of demand therefor. Notwithstanding anything to the contrary contained in this Sublease or in the Lease provisions incorporated by reference herein, in no event shall Subtenant be required to remove any Alterations, including any Specialty Alterations and supplemental HVAC units or equipment, existing in the Premises as of the Commencement Date.

(g)    Subtenant’s Work for which Subtenant has received payments from the Work Allowance, shall, solely for federal, state and local income tax purposes, be deemed to be the property

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of and owned by, Sublandlord. The foregoing shall in no event modify or amend any of the clauses of this Sublease setting forth the obligations of Sublandlord and Subtenant with respect to the maintaining of insurance with respect to such items and the repair or replacement of such items following a fire or other casualty, all of which shall be Subtenant’ s responsibility.
(h)    In no event shall Subtenant be responsible to remove any Alterations and Specialty Alterations existing in the Premises as of the Commencement Date.

(i)    Sublandlord hereby consents in concept only to the floor plan described in Exhibit F attached hereto. It is agreed that (i) Sublandlord is not consenting to the actual installation of any work, installation or alteration described in Exhibit F, and (ii) Subtenant must comply with the requirements of this Article 23 with respect to the installation, work or alteration described in Exhibit F.
(j)    As an accommodation only, following receipt of Prime Lessor’s consent to this Sublease and prior to the Commencement Date, Sublandlord will use reasonable effort to (i) review Subtenant’s plans, drawings and specifications with respect to Subtenant Work and (ii) submit same to Prime Lessor for Prime Lessor’s review provided that (x) Sublandlord shall have no liability and (y) Subtenant will have no rights or remedies in the event that Sublandlord fails to comply with this Article 23(j).

24.    Furniture, Fixtures and Equipment    . Sublandlord hereby transfers and sells to Subtenant as of the Commencement Date for a price of $10.00 all of the existing furniture, furnishings and equipment located at the Premises and as listed on Exhibit D annexed hereto and made a part hereof (collectively the “FF&E”) and the FF&E shall be deemed Tenant’s property (as defined in Section 13.03 of the Lease). The FF&E shall be delivered to Subtenant on the Commencement Date in their then “as-is”, “where is” condition as of the date hereof, subject only to reasonable wear and tear between the date hereof and the Commencement Date (it being understood that casualty is not deemed to be reasonable wear and tear), without warranty or recourse to Sublandlord, and Sublandlord makes no representation to Subtenant concerning the condition (except as specifically stated herein) or usefulness of, or otherwise with respect to, the FF&E other than that Sublandlord owns title to the FF&E free and clear of any and all liens and encumbrances and has the right to transfer and sell same to Subtenant. Sublandlord shall repair or replace any FF&E damaged beyond reasonable wear and tear between the date hereof and the Commencement Date. Subtenant shall be responsible for, and shall indemnify Sublandlord against, any and all transfer taxes, sales taxes or other taxes or similar charges imposed by any federal, state or local governmental authority or under any applicable legal requirement, if any, arising from or relating to the conveyance of the FF&E to Subtenant. At Subtenant’s request, Sublandlord shall deliver a bill of sale in form reasonably acceptable to Sublandlord and Subtenant conveying all Sublandlord’s right, title and interest in and to the FF&E to Subtenant for monetary consideration not exceeding $10.00.
25.    Condenser Water    . From and after the Commencement Date, Sublandlord shall furnish up to twenty-three (23) tons of condenser water to Subtenant for the supplemental HVAC system serving the Premises (“Subtenant’s Supplemental HVAC System”). From and after the date that Subtenant first occupies the Premises for the conduct of its business,

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Subtenant shall pay for such condenser water at the per ton rate then paid by Tenant, which as of the date of this Sublease is $819.00 per ton.
26.    Loading Dock; Freight Elevators    . (a) For so long as Sublandlord has the exclusive right to use Tenant’s Exclusive Freight Elevator, Subtenant shall have the right during Freight Operating Hours, to use, on a non-exclusive first come first served basis, Tenant’s Exclusive Freight Elevator in accordance with Building Rules and Regulations. Subtenant shall have the right to use such freight elevators at Sublandlord’s actual cost in accordance with the Lease.
(b)    Subtenant shall have the right to use such freight elevators during non Freight Operating Hours in accordance with the Lease at Sublandlord’s actual cost therefor, if any.

(c)     Notwithstanding anything contained herein or in the Lease to the contrary, in connection with Subtenant’s initial move into the Premises and Subtenant Work, Subtenant shall be entitled to an aggregate of 50 hours of after-hours freight elevator service and use of the loading dock, at no cost and expense to Subtenant.
27.    Shaft Space    . Subject to the approval of Prime Lessor (to the extent required under the Lease), Subtenant shall have the right to use of Building shaft space available to Sublandlord pursuant to Article 55 of the Lease sufficient to accommodate a four (4) inch conduit, for Subtenant’s telephone, telecommunications and data transmission systems.
28.    Signage    . Subject to the provisions of Article 41 of the Lease and the prior consent of Prime Lessor (to the extent required under the Lease) and Sublandlord’s consent, which, in the case of Sublandlord, will not be unreasonably withheld, delayed or conditioned, Subtenant may, at Subtenant’s sole cost and expense, install identification signage within the elevator lobby on the floor comprising the Premises. Sublandlord hereby consents to the signage described in Exhibit H within the elevator lobby on the floor comprising the Premises.
29.    INTENTIONALLY OMITTED.
30.    Termination Option    . (a) Provided that on the date that Subtenant gives a Termination Notice to Sublandlord, (i) Subtenant shall not be in default under this Sublease beyond any applicable notice and cure period, and (ii) Subtenant is Ambac Assurance Corporation, or an assignee or sublessee as provided in Article 11(a)(ii) or (iii) above, Subtenant shall have the one-time right (the “Termination Option”) to terminate this Sublease, effective January 23, 2027 (the “Termination Date”). Subtenant may exercise the Termination Option on or before the date that is twelve (12) months prior to the Termination Date (time being of the essence with respect to such twelve (12) month period), (the “Termination Exercise Date”) by giving to Sublandlord (a) an irrevocable notice of such exercise (the “Termination Notice”) and (b) payment of a termination fee (the “Termination Payment”) on or prior to the Termination Date. The Termination Payment shall be an amount equal to the sum of (i) four months’ Fixed Rent in effect as of the Termination Date plus (ii) all Transaction Costs. The Termination Payment shall be in addition to, and not in lieu of, the payments of Fixed Rent and Additional Rent accruing under this Sublease through the Termination Date. If Subtenant shall fail to timely exercise the Termination Option, or shall fail to pay the Termination Payment on or prior to the Termination Date (time being of the essence), then

989009/ JAN. 16TH - AMBAC
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Subtenant shall conclusively be deemed to have waived Subtenant’s right to exercise the Termination Option and Subtenant shall have no further rights under this Article 30.
(a)    “Transaction Costs” means, the unamortized value as of the Termination Date of: (i) all brokerage commissions incurred and paid by Sublandlord in connection with the leasing of the Premises by Subtenant during the Term; (ii) the amount of the Work Allowance actually disbursed or credited to Subtenant; and (iii) the aggregate amount of any abatement of Fixed Rent actually credited to Subtenant in connection with the Premises for the period commencing on the Commencement Date until the Rent Commencement Date, but expressly excluding any additional abatement or cash payment made to Subtenant pursuant to Article 1(ii) of this Sublease, each of the foregoing determined by amortizing such costs in constant monthly payments of principal and interest, at a rate of five percent (5%) per annum, over the period commencing on the Commencement Date and ending on the Expiration Date.
31.    Cafeteria    . As of the date of this Sublease, Sublandlord operates a cafeteria on the thirty-fifth (35th) floor of the Building (the “Cafeteria”). For so long as Sublandlord elects, in its sole and absolute discretion, to (a) operate the Cafeteria and (b) permit any Sublandlord’s subtenants and/or any other tenants in the Building to use and access the Cafeteria, Subtenant’s employees shall have the non-exclusive right to access the thirty-fifth (35th) floor of the Building for the sole purpose of using the Cafeteria located therein; provided, that Subtenant and Subtenant’s employees comply with all rules and regulations of the Cafeteria provided in writing to Subtenant and as the same may be promulgated from time to time by Sublandlord. Subtenant acknowledges that Sublandlord is under no obligation to operate the Cafeteria and any election by Sublandlord to cease or restrict such operations shall not affect Subtenant’s obligations under this Sublease. Sublandlord represents and warrants to Subtenant that, as of the date hereof, Sublandlord has no plans to cease operations of, or restrict access to, the Cafeteria.
32.    Access    . Subject to the terms of the Lease, throughout the Term, Subtenant will have reasonable access to the Premises, twenty four (24) hours per day, seven (7) days per week, three hundred and sixty five (365) days per year, through the North Lobby West Reception Desk and the South Lobby Main Reception Desk, including the passenger elevators that service the same. Such access shall be subject to the provision of Building security services, including, but not limited to, those set forth in Exhibit AA of the Lease.
33.    Governmental Incentives    . Sublandlord agrees to cooperate with Subtenant in Subtenant’s efforts to negotiate and implement an incentive package with various governmental entities and to execute and deliver any estoppel and other certificates or documentation reasonably and customarily required by such entities; provided that in Sublandlord’s sole discretion, no such certificate or documentation shall adversely affect any right or benefit Sublandlord receives with respect to any governmental incentive. All fees, costs and expenses imposed by the governmental entities in connection with Subtenant’s efforts to obtain incentive packages under this Article 33 shall be borne solely by Subtenant, and Subtenant shall reimburse Sublandlord within thirty (30) days after Sublandlord’s demand therefor. Sublandlord makes no representation as to availability or existence of any incentives. Sublandlord and Subtenant agree that (i) Sublandlord shall have no liability and (ii) Subtenant’s obligations under this Sublease shall not be affected, in

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the event that Subtenant fails to receive any governmental incentives. In no event shall Sublandlord be required to commence any litigation, action, or take any steps with respect to governmental incentives that Sublandlord may object to in its sole discretion.

34.    Communications    . Sublandlord hereby represents and warrants that the telecommunications providers currently providing services to the Building (including the Premises) include Spectrum, Verizon, Lightower and Cogent, and that Sublandlord shall promptly notify Subtenant of any changes to such provider list.

35.    Authority    . Subtenant represents and warrants that all necessary consents or approvals required, including any consent required of third parties, for the execution, delivery and performance of this Sublease by Subtenant have been obtained and that Subtenant has the right and authority to enter into and perform its covenants contained in this Sublease. Upon request, Subtenant shall deliver to Sublandlord evidence of such authority. Sublandlord represents and warrants that all necessary consents or approvals required, including any consent required of third parties (other than Prime Lessor), for the execution, delivery and performance of this Sublease by Sublandlord have been obtained and that Sublandlord has the right and authority to enter into and perform its covenants contained in this Sublease. Upon request, Sublandlord shall deliver to Subtenant evidence of such authority.
36.    ACP5.    Sublandlord shall request from the Prime Lessor an ACP5 related to the Premises.

37.    Sustainability. Sublandlord will reasonably cooperate at no cost to Sublandlord with Subtenant’s application for and obtaining LEED Certification relating to Subtenant’s Work.

38.    Definitions. Except as specifically provided herein all of the capitalized terms herein shall have the same meaning ascribed to them in the Lease.

39.    Consequential Damages. Except as specifically provided in Article 1(ii) and Article 14 of this Sublease, neither party shall be responsible for consequential or punitive damages.

40.    Counterparts; Original Agreement. This Sublease may be executed in any number of counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding that all the parties have not signed the same counterpart. Facsimile or electronic signatures of this Sublease shall be deemed as original.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SUBLANDLORD:

ADVANCE MAGAZINE PUBLISHERS INC., a New York corporation, D/B/A CONDÉ NAST

By: /s/ David Gifford
Name: David Gifford
Title: VP, CRE

SUBTENANT:

AMBAC ASSURANCE CORPORATION

By: /s/ Claude LeBlanc
Name: Claude LeBlanc
Title: President and Chief Executive Officer

[Signature Page to Sublease]

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EXHIBIT A

Premises

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EXHIBIT B

Excluded Provisions

The following provisions of the Lease are deemed modified as specifically provided herein or otherwise specifically excluded from incorporation of the Lease into the Sublease by reference:

1.	All references to “Work Letter”, “Basic Construction”, and “Tenant’s Work” in the Lease.

2.	1.02 Leasing of the Demised Premises

3.	1.03 Initial Expansion/Contraction Option

4.	Article 2 Commencement of Term; Access to and Possession of Demised Premises; Completion of the Demised Premises

5.	3.01 Fixed Rent

6.	3.02 Additional Rent

7.
Article 4 PILOT Payments, Expense Payments CAM Payments, solely with respect to Articles 4.02 A, C, the penultimate and last paragraph of D, E, F, G, H, I , 4.03 B, C, D, E, F, 4.04 A, B, C, 4.05 A, B, C, D, E, F

8.
5.01 Permitted Use, solely with respect to any infirmary, health or fitness center, childcare, test kitchens, employee kitchens, cafeterias, serveries and dining rooms and any references to the Basic Construction and the third to last and penultimate sentences thereof.

9.	Article 5.04 Licenses and Permits, solely with respect to the last sentence thereof

10.
6.01 Services and Equipment solely with respect to the following: Section 6.01(A)(1) except for clause (ii) of the first sentence thereof, which shall be deemed incorporated herein; Section 6.01(A)(2); Section 6.01(A)(3) solely with respect to the last sentence of the first

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paragraph and clauses (a) and (b) thereof; Section 6.01(B)(1) solely with respect to any references to kitchens, cafeterias or dishwashers and the third sentence thereof; Section 6.01(C) solely with respect to clauses (1) and (2); Section 6.01(D) solely with respect to any references to kitchens, cafeterias, or dishwashers (except serving a pantry); Section 6.01(H) except for the first sentence thereof up to and including the word “facilities” which shall be deemed incorporated herein and the last sentence thereof; Section 6.01(I) solely with respect to the last sentence thereof; Section 6.01(K) solely with respect to the references to Tenant’s Work; Section 6.01(M) Section; 6.01 (O); Section 6.01 (P)

11.	6.05 solely with respect to the penultimate sentence and the last sentence thereof

12.	6.06 Condenser Water

13.	6.07 Fire Stairs

14.	6.08 Interruption of Services

15.	7.01 Electric Services solely with respect to the last sentence of clause (a) and with respect to clauses (c) and (g).

16.	7.02 solely with respect to the parenthetical in the third sentence thereof; “(not to be unreasonably withheld, delayed or conditioned and to be deemed granted if not denied within ten (10) Business Days after request therefor, provided that (i) Tenant shall have given Landlord a reminder notice, which may be given at any time after the date which is five (5) Business Days after receipt of such reminder notice, and (ii) Landlord fails to respond to such request for consent within five (5) Business Days after receipt of such reminder notice)”.

17.	7.04 Electric Rates, solely with respect to clause (c) thereof

18.	7.09 Submeter Accuracy Check

19.	Article 8 Assignment, Subletting and Mortgaging

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20.	Article 9 Subordination, Non-Disturbance, Estoppel Certificate

21.	10.01 Work by Landlord except with respect to the first sentence thereof which shall be deemed incorporated herein

22.	10.02 solely with respect to the term renewed and the parenthetical “(or if the term is renewed and such renewal is revoked by Tenant as set forth in section 38.05B hereof)”

23.	10.03 Additional Conditions solely with respect to the penultimate sentence thereof

24.	10.04 Restrictions upon Landlord

25.	11.03 Compliance by Landlord, it being understood that such obligations and indemnification shall remain the sole obligations of Prime Lessor

26.
13.04 Miscellaneous Restrictions, solely with respect to the following: Section 13.04(G) solely with respect to the third sentence thereof; Section 13.04(J) with respect to any reference to “change of use” and it being understood that (x) such obligations in Section 13.04(J) of the Lease shall remain the sole obligation of Prime Lessor, (y) any rent abatement pursuant to Section 13.04(J) of the Lease is subject to Article 12(i) of this Sublease and (z) any reimbursement of costs shall be paid to Subtenant to the extent the Sublandlord actually receives same from Prime Lessor.

27.	13.05 Charges and Other Restrictions, solely with respect to the references to Tenant’s Work and section (D) thereof

28.	13.06 Arbitration

29.	14.01(B) Self Help Rights

30.	14.02 (B) Offset Right

31.	15.02 Force Majeure solely with respect to any reference to the Work Letter.

32.	15.04 No Recourse to Principals of Landlord

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33.	15.05 Recourse to Principals of Landlord

34.	16.09 Landlord’s Insurance (except as provided in Article 12(i) of this Sublease

35.	22.02 (A) Holdover Charges

36.	Article 23 Definition of Landlord

37.	Article 24 Notices

38.	Article 25 Arbitration

39.	Article 27 Broker

40.	Article 32.13

41.	Article 32.21 Bicycles, it being understood that all obligations and liabilities shall remain the sole obligations and liabilities of Prime Lessor.

42.	32.26 Management Committee

43.	32.27 Net Lease and REOA

44.	34.01 Representations by Landlord

45.	34.02 Removal of Hazardous Material solely with respect to the third, penultimate and final sentence thereof

46.	Article 37 Expansion Options

47.	Article 38 Renewal Option

48.	Article 40 Satellite Antenna

49.	Article 41 Name and Signage Rights

50.	Article 42 Cafeteria, Kitchen, Servery, Test Kitchens and Private Dining Facility

51.	Article 43 Subgrade Lobby

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52.	Article 44 Main Lobby Reception Desks

53.	Article 45 Newsstand

54.	Article 46 Building Restrictions on Other Tenants

55.	Article 48 Pedestrian Access and Vehicular Management

56.	Article 49 Memorandum of Lease

57.	Article 51 Delayed Delivery Indemnity Agreement and Lease Takeover Agreement

58.	Article 52 Port Authority Agreement

59.	Article 53 Tenant Guaranty

60.	Article 54 Vehicular Access

61.	Article 56 Governmental Incentives

Excluded Exhibits:

B, E, F, I, J, L,R, T, Y, CC, DD, FF, GG, II, MM, OO, PP, SS, TT, UU, VV,

Ancillary Lease Documents:

•	Delayed Delivery Indemnity Agreement

•	Agreement between PANYNJ and Tenant

•	Non-Disturbance & Attornment Agreement between The Port Authority and Tenant

•	Lease Takeover Agreement

•	REOA Recognition Agreement

•	Tenant Estoppel Statement

•	Notice from Tenant to 4 TS

Miscellaneous:

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•	Letter of Intent

•	Letter Agreement

•	Letter from Port Authority to Tenant

•	Escrow Letter

•	Port Authority Memorandum; and

•	Government Incentives Documents

EXHIBIT C

Form of Letter of Credit

[LETTERHEAD OF ISSUING BANK]
Irrevocable Letter of Credit No. ______________
AMOUNT:  [$_________]
ISSUANCE DATE:  _________________
EXPIRATION DATE:  [ONE YEAR FROM ISSUANCE]
BENEFICIARY:
Advance Magazine Publishers Inc.
D/B/A Condé Nast
One World Trade Center
Uniondale, New York 10048

Re:         IRREVOCABLE LETTER OF CREDIT
Applicant's Name:          [Name of Subtenant]
Property Address:          One World Trade Center
New York, New York
Ladies and Gentlemen:

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We hereby establish in your favor our Irrevocable Letter of Credit No. ___________, in the amount of [_________________], which is unconditionally available for payment by your draft at sight.
It is a condition of this Letter of Credit that it shall be deemed to be automatically extended for a period of one (1) year from the present or any future expiration date unless we shall notify you by written notice mailed by certified mail, return receipt requested, at least 60 days prior to such expiration date that we elect not to renew for such additional period.  In the event we elect not to renew, the amount of this Letter of Credit is available for payment of your draft credit at sight.
We hereby engage with you that your drawings in conformity with the terms of this Letter of Credit will be duly honored upon presentation of your sight draft in the form of Exhibit A attached hereto at our office at [__________________, New York, New York] or via email at [ ________________] and will be honored on the Banking Day (as hereinafter defined)

received if presented at such office prior to 2:00 P.M.  All drafts presented at such office after
2:00 P.M. will be duly honored on the next Banking Day.  For the purposes hereof, "Banking Day" means a day of the year on which banks in New York, New York are not required or authorized, by applicable law, to close.
This Letter of Credit is payable in multiple drafts and may be transferred by you without charge, such transfer request in the form attached hereto in the attached Exhibit.  Any costs or expenses of any transfer, including any transfer fee, shall be for the account of the Applicant, and the receipt of any such costs or expenses shall not be a condition to such transfer.
If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions hereof, we will notify you on the day of presentation [by facsimile to __________________] stating the reasons therefor and advising you that we are holding the documents presented at your disposal or are returning them to you, as you may elect by notice to us in writing.  Upon being notified that the purported presentation was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment.
Except as expressly stated herein, this undertaking is not subject to any agreements, requirements or qualifications.  Our obligation under this Letter of Credit is our individual obligation and is in no way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien, security interest or any other reimbursement.  This Letter of Credit is not subject to offset of any kind by the Issuer, whether for claims against you, the Applicant or any other person or entity,

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regardless of how such claims arise.  This Letter of Credit may not be revoked or amended without your written approval and shall remain in full force and effect until it expires in accordance with the terms hereof.
If Applicant becomes a debtor in a case under title 11 of the United States Code (the “Bankruptcy Code”), or in any other insolvency or similar proceeding, the obligations of Issuer to You hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended, stayed, terminated or otherwise affected by reason thereof or by reason of any provisions of the Bankruptcy Code (including, but not limited to, sections 362 and 502(b) of the Bankruptcy Code), or the provisions of any other insolvency or similar law.
Except as set forth herein, this Letter of Credit is subject to the International Standby Practices–ISP98, International Chamber of Commerce Publication 590 (“ISP”) and as to

matters not governed by the ISP, shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.
Sincerely yours,
[_____________________ BANK]

By_________________________
Its:_________________________

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Exhibit A TO LETTER OF CREDIT

For value received
Pay at sight by wire transfer in immediately available funds to __________________ the sum of U.S. ___________________ Dollars ($__________) drawn under Irrevocable Letter of Credit No. _________________ dated ______________ ___, 201__ issued by __________________.
To:      [Issuer Of Letter Of Credit]
New York, New York

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Exhibit B to LETTER OF CREDIT

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                      TRANSFER REQUEST OF [BANK] IRREVOCABLE STANDBY
                                                        LETTER OF CREDIT NUMBER:

TO:  [BANK]                                                                    DATE:______________________________

        [BANK ADDRESSES]

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY OF THE ABOVE DESCRIBED LETTER OF CREDIT (THE "TRANSFEROR") HEREBY IRREVOCABLY TRANSFERS ALL ITS RIGHTS UNDER THE LETTER OF CREDIT AS AMENDED TO THIS DATE (THE "CREDIT") TO THE FOLLOWING TRANSFEREE (THE "TRANSFEREE"):

 ______________________________________________________________________
                             NAME OF TRANSFEREE

 _______________________________________________________________________
                                  ADDRESS

BY THIS TRANSFER, ALL RIGHTS OF TRANSFEROR IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL BE THE SOLE BENEFICIARY OF THE LETTER OF CREDIT, POSSESSING ALL RIGHTS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, SOLE RIGHTS RELATING TO THE APPROVAL OF ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  YOU ARE HEREBY IRREVOCABLY INSTRUCTED TO ADVISE FUTURE AMENDMENT(S) OF THE LETTER OF CREDIT TO THE TRANSFEREE WITHOUT THE TRANSFEROR’S CONSENT OR NOTICE TO THE TRANSFEROR.

ENCLOSED ARE THE ORIGINAL LETTER OF CREDIT AND THE ORIGINAL(S) OF ALL AMENDMENTS TO DATE.

THE TRANSFEROR WARRANTS TO YOU THAT THIS TRANSFER AND THE TRANSACTION(S) HEREUNDER WILL NOT CONTRAVENE ANY FEDERAL LAWS OR REGULATIONS OF THE

UNITED STATES NOR THE LAWS OR REGULATIONS OF ANY STATE THEREOF.  PLEASE
NOTIFY THE TRANSFEREE OF THIS TRANSFER AND OF THE TERMS AND CONDITIONS OF

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THE LETTER OF CREDIT AS TRANSFERRED.  THIS TRANSFER WILL BECOME EFFECTIVE UPON [BANK] WRITTEN NOTIFICATION TO THE TRANSFEREE THAT SUCH TRANSFER WAS EFFECTED.

_____________________________________________
         (TRANSFEROR'S NAME)

BY:___________________________________________

PRINTED NAME:________________________________

TITLE:_________________________________________

PHONE NUMBER:________________________________

THE BANK SIGNING BELOW GUARANTEES THAT THE TRANSFEROR'S SIGNATURE IS GENUINE AND THAT THE INDIVIDUAL SIGNING THIS TRANSFER REQUEST HAS THE AUTHORITY TO DO SO:

_______________________________________________
                    (BANK'S NAME)

BY:____________________________________________

PRINTED NAME:_________________________________

TITLE:__________________________________________

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[A CORPORATE NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WITH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]

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EXHIBIT C -1

BNY MELLON NATIONAL ASSOCIATION
LETTER OF CREDIT

(on The Bank of New York Mellon letterhead)

OUR REF. NO.             DATE:
S________                    ____________ 20__

BENEFICIARY:                    APPLICANT:

ADVANCE MAGAZINE PUBLISHERS INC.    [Applicant name/address)
D//B/A CONDE NAST
ONE WORLD TRADE CENTER
NEW YORK, NY 10018

GENTLEMEN/LADIES:

OUR REFERENCE NO.         S________

ACCOUNT OF:            [Applicant name/address]

AVAILABLE WITH:	THE BANK OE NEW YORK MELLON
BY PAYMENT

DRAFTS AT SIGHT

DRAWN ON THE BANK OF NEW YORK
MELLON
TO THE EXTENT OF AMOUNT:    ***USD1,267,029.00***

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EXPIRY DATE:            ___________, 20__ [TBD or one year from issuance]
PLACE OF EXPIRY:        OUR COUNTERS

ADDITIONAL DETAILS:

WE HEREBY ISSUE IN FAVOR OF ADVANCE MAGAZINE PUBLISHERS INC. (THE “BENEFICIARY”) OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. S________ (THE “LETTER OF CREDIT”) FOR THE ACCOUNT OF [Applicant name] (THE “APPLICANT”) FOR AN AGGREGATE AMOUNT UP TO USD1,267,029.00 (ONE MILLION TWO HUNDRED SIXTY-SEVEN THOUSAND TWENTY-NINE AND 00/100 UNITED STATES DOLLARS) AVAILABLE BY YOUR DRAFTS AT SIGHT DRAWN ON THE BANK OF NEW YORK MELLON ACCOMPANIED BY A WRITTEN DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF YOUR AUTHORIZED REPRESENTATIVE STATING:

“THE UNDERSIGNED, BEING THE BENEFICIARY (“BENEFICIARY”) (OR A DULY AUTHORIZED REPRESENTATIVE THEREOF) OF THE LETTER OF CREDIT, HEREBY DEMANDS PAYMENT FROM YOU IN THE AMOUNT OF [AMOUNT IN WORDS] US DOLLARS ( ) UNDER THE LETTER OF CREDIT.”

ALL DRAFT(S) MUST BE MARKED “DRAWN UNDER THE BANK OF NEW YORK MELLON LETTER OF CREDIT NO. S________ DATED _________, 20__.”

THIS LETTER OF CREDIT EXPIRES AT THIS OFFICE AT OUR CLOSE OF BUSINESS ON __________, 20__ [TBD or one year from issuance]; PROVIDED, HOWEVER, THAT IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR SUCCESSIVE PERIODS OF ONE YEAR EACH TO ___________, 20__, AND SUBSEQUENTLY AUTOMATICALLY EXTENDED FOR A PERIOD OF LESS THAN ONE YEAR TO A FINAL EXPIRY DATE OF MARCH 31, 2030, UNLESS WE NOTIFY YOU IN WRITING BY OVERNIGHT COURIER AT YOUR ADDRESS SET FORTH ABOVE (OR AT SUCH OTHER ADDRESS AS IS PROVIDED IN WRITING BY YOU TO US AT OUR OFFICE SPECIFIED BELOW) AT LEAST SIXTY (60) DAYS PRIOR TO SUCH EXPIRY DATE THAT WE ELECT NOT TO FURTHER EXTEND THIS LETTER OF CREDIT. HOWEVER, IN NO EVENT WILL THIS LETTER OF CREDIT BE EXTENDED MARCH 31, 2030. UPON RECEIPT OF SUCH NOTICE, YOU MAY DRAW ON THIS LETTER OF CREDIT, UP TO THE UNUSED BALANCE, BY PRESENTATION OF YOUR SIGHT DRAFT DRAWN ON THE BANK OF NEW YORK MELLON ON OR BEFORE THE THEN EXPIRY DATE HEREOF.
PARTIAL AND MULTIPLE DRAWINGS UNDER THIS LETTER OF CREDIT ARE PERMITTED. FURTHERMORE, ANY DRAWING CONFORMING WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL AUTOMATICALLY REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT AT THE TIME OF SUCH DRAWING, AND ALL SUBSEQUENT TIMES.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART AND MAY BE TRANSFERRED MULTIPLE TIMES. SHOULD THE BENEFICIARY HEREOF DESIRE TO TRANSFER, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS HERETO ACCOMPANIED BY BENEFICIARY'S WRITTEN INSTRUCTIONS ON THE ENCLOSED FORM. NOTWITHSTANDING THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL THIS LETTER OF CREDIT BE TRANSFERRED TO ANY PERSON OR ENTITY WITH WHICH U.S. PERSONS OR ENTITIES ARE PROHIBITED FROM CONDUCTING BUSINESS UNDER U.S. FOREIGN ASSET CONTROL REGULATIONS AND OTHER APPLICABLE U.S. LAWS AND REGULATIONS. APPLICABLE TRANSFER

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CHARGES ARE FOR THE ACCOUNT OF THE APPLICANT. AFTER ANY TRANSFER OF THIS LETTER OF CREDIT, ALL REFERENCES IN THIS LETTER OF CREDIT TO ‘YOU’ AND ‘YOUR’ SHALL BE REFERENCES TO THE TRANSFEREE IN RESPECT OF SUCH TRANSFER.

PRESENTATION OF DRAFTS (AND DOCUMENTS) MUST BE MADE TO US AT BNY MELLON CENTER, 500 GRANT STREET-SUITE 1162, PITTSBURGH, PENNSYLVANIA 15258-0001, ATTENTION: MANAGER, STANDBY LETTER OF CREDIT DEPARTMENT (OR TO SUCH OTHER ADDRESS AS WE SHALL NOTIFY YOU IN WRITING), BY MAIL OR COURIER DELIVERY, IN PERSON, OR BY FAX TRANSMISSION TO 732-667-6383 (OR TO SUCH OTHER FACSIMILE NUMBER AS WE SHALL NOTIFY YOU IN WRITING). IF PRESENTATION IS MADE BY FAX TRANSMISSION, SUCH FAX TRANSMISSION MUST BE CONFIRMED BY TELEPHONE TO US AT 412-234-6882 (OR TO SUCH OTHER TELEPHONE NUMBER AS WE SHALL NOTIFY YOU IN WRITING) AND YOUR DRAFT(S) AND DOCUMENT(S) MUST BE PRECEDED BY A COVER LETTER THAT STATES:

“URGENT. STANDBY DRAW. IMMEDIATE ATTENTION REQUIRED.”]

WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF PRESENTED TO US AT OUR ADDRESS/FAX NUMBER STATED ABOVE ON OR BEFORE OUR CLOSE OF BUSINESS ON THE ABOVE MENTIONED EXPIRY DATE OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE AS HEREINABOVE PROVIDED.

DRAFTS/DOCUMENTS MUST BE PRESENTED IN ENGLISH.

PRESENTATION OF DOCUMENT(S) THAT ARE NOT IN COMPLIANCE WITH THE APPLICABLE ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, ANTI-DRUG TRAFFICKING, ECONOMIC SANCTIONS AND SIMILAR LAWS AND REGULATIONS IS NOT ACCEPTABLE. APPLICABLE LAWS VARY DEPENDING ON THE TRANSACTION AND MAY INCLUDE UNITED NATIONS, UNITED STATES AND/OR LOCAL LAWS.

OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO OR UPON OUR ABILITY TO PERFECT ANY LIEN, ANY SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.

SUBJECT TO THE TERMS HEREIN, THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BENEFICIARY.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590, AND AS TO MATTERS NOT GOVERNED BY ISP98, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

YOURS VERY TRULY,

AUTHORIZED SIGNATURE

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EXHIBIT D

FF&E

[SEE ATTACHED]

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EXHIBIT E
INTENTIONALLY OMITTED

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EXHIBIT F
SUBTENANT’S WORK

EXHIBIT G
COMPETITORS LIST

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List of Specific Competitors

1.	Time Inc.

2.	Hachette

3.	Hearst

4.	Meredith Corporation

5.	Bonnier

6.	Readers Digest

7.	Glam Media

8.	Martha Stewart

9.	Huffington Post

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EXHIBIT H

SIGNAGE

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